                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
Consolidated Statements of Income for the Years Ended December 31, 1995, 1996 and 1997 and for the Nine
  Months Ended September 30, 1997 (unaudited) and 1998...................................................        F-2

Consolidated Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998......................        F-3

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995, 1996
  and 1997 and for the Nine Months Ended September 30, 1998..............................................        F-4

Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the
  Nine Months Ended September 30, 1997 (unaudited) and 1998..............................................        F-5

Notes to Consolidated Financial Statements...............................................................        F-6

Independent Auditors' Reports............................................................................       F-54

                            UNIONBANCAL CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                FOR THE NINE MONTHS
                                               YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE   ----------------------------------  ------------------------
DATA)                                        1995        1996        1997                      1998
----------------------------------------  ----------  ----------  ----------     1997       ----------
                                                                              -----------
                                                                              (UNAUDITED)
INTEREST INCOME
Loans...................................  $1,613,376  $1,687,977  $1,763,277  $1,311,337    $1,365,285
Securities..............................     132,802     143,412     167,440     123,075       145,390
Interest bearing deposits in banks......      58,201      52,709      56,748      43,404        14,187
Federal funds sold and securities
  purchased under resale agreements.....      22,247      30,246      26,079      18,727        11,784
Trading account assets..................      20,567      12,960      19,917      13,388        19,976
                                          ----------  ----------  ----------  -----------   ----------
    Total interest income...............   1,847,193   1,927,304   2,033,461   1,509,931     1,556,622
                                          ----------  ----------  ----------  -----------   ----------
INTEREST EXPENSE
Domestic deposits.......................     358,049     460,130     520,583     386,699       353,283
Foreign deposits........................      96,109      71,437      75,398      55,156        66,455
Federal funds purchased and securities
  sold under repurchase agreements......      78,908      47,095      58,544      44,053        59,667
Commercial paper........................      86,695      87,411      89,912      66,543        67,719
Subordinated capital notes..............      42,538      30,104      22,850      17,180        15,883
Other borrowed funds....................      42,561      62,549      34,492      26,999        13,976
                                          ----------  ----------  ----------  -----------   ----------
    Total interest expense..............     704,860     758,726     801,779     596,630       576,983
                                          ----------  ----------  ----------  -----------   ----------
NET INTEREST INCOME.....................   1,142,333   1,168,578   1,231,682     913,301       979,639
Provision for credit losses.............      53,250      40,000      --          --            45,000
                                          ----------  ----------  ----------  -----------   ----------
    Net interest income after provision
      for credit losses.................   1,089,083   1,128,578   1,231,682     913,301       934,639
                                          ----------  ----------  ----------  -----------   ----------
NONINTEREST INCOME
Service charges on deposit accounts.....      95,177     101,975     114,647      84,699       101,288
Trust and investment management fees....      87,743      93,479     107,527      76,737        88,806
International commissions and fees......      68,621      66,108      66,122      49,593        54,516
Merchant transaction processing fees....      45,767      49,778      57,128      42,653        42,988
Merchant banking fees...................      24,483      23,929      24,924      19,899        24,083
Securities gains (losses), net..........        (702)      4,502       2,711       2,098         5,579
Other...................................      74,230      78,905      89,942      66,948        82,689
                                          ----------  ----------  ----------  -----------   ----------
    Total noninterest income............     395,319     418,676     463,001     342,627       399,949
                                          ----------  ----------  ----------  -----------   ----------
NONINTEREST EXPENSE
Salaries and employee benefits..........     536,671     557,247     571,644     418,970       459,592
Net occupancy...........................      92,863     103,335      85,630      64,133        67,294
Equipment...............................      55,056      55,942      56,137      41,206        41,842
Foreclosed asset expense (income).......      (3,213)      2,889      (1,268)       (696)         (746)
Merger and integration..................      --         117,464       6,037       6,037        --
Other...................................     296,724     298,027     326,485     232,558       268,196
                                          ----------  ----------  ----------  -----------   ----------
    Total noninterest expense...........     978,101   1,134,904   1,044,665     762,208       836,178
                                          ----------  ----------  ----------  -----------   ----------
Income before income taxes..............     506,301     412,350     650,018     493,720       498,410
Income tax expense......................     193,359     162,892     238,722     174,869       146,045
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME..............................  $  312,942  $  249,458  $  411,296  $  318,851    $  352,365
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME APPLICABLE TO COMMON STOCK...  $  301,637  $  238,152  $  403,696  $  311,251    $  352,365
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME PER COMMON SHARE --
  BASIC(1)..............................  $     1.74  $     1.37  $     2.31  $     1.78    $     2.01
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME PER COMMON SHARE --
  DILUTED(1)............................  $     1.73  $     1.36  $     2.30  $     1.78    $     2.01
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -- BASIC(1)...............     173,806     174,391     174,683     174,615       175,091
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -- DILUTED(1).............     174,099     174,784     175,189     175,071       175,729
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------

---------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                  DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT SHARE       -----------------------------   SEPTEMBER 30,
DATA)                                         1996            1997            1998
----------------------------------------  -------------   -------------   -------------
ASSETS
Cash and due from banks.................  $   2,268,771   $   2,541,699   $  2,211,595
Interest bearing deposits in banks......      1,131,216         633,421        133,165
Federal funds sold and securities
  purchased under resale agreements.....        537,710          24,335        629,784
                                          -------------   -------------   -------------
    Total cash and cash equivalents.....      3,937,697       3,199,455      2,974,544
Trading account assets..................        465,782         394,313        357,515
Securities available for sale...........      2,164,197       2,538,386      3,200,376
Securities held to maturity (fair value:
  December 31, 1996, $274,405; December
  31, 1997, $193,115; September 30,
  1998, $165,807).......................        268,196         188,775        162,018
Loans (net of allowance for credit
  losses: December 31, 1996, $523,946;
  December 31, 1997, $451,692; September
  30, 1998, $473,717)...................     20,525,841      22,289,716     23,024,128
Due from customers on acceptances.......        778,378         773,339        464,581
Premises and equipment, net.............        410,621         406,299        407,863
Other assets............................        683,347         794,982        816,293
                                          -------------   -------------   -------------
    Total assets........................  $  29,234,059   $  30,585,265   $ 31,407,318
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

LIABILITIES
Domestic deposits:
  Noninterest bearing...................  $   7,381,078   $   8,574,515   $  9,427,080
  Interest bearing......................     12,607,691      12,666,458     12,379,167
Foreign deposits:
  Noninterest bearing...................        274,031         275,029        247,038
  Interest bearing......................      1,270,160       1,780,372      1,609,844
                                          -------------   -------------   -------------
    Total deposits......................     21,532,960      23,296,374     23,663,129
Federal funds purchased and securities
  sold under repurchase agreements......      1,322,654       1,335,884      1,574,163
Commercial paper........................      1,495,463         966,575      1,417,077
Other borrowed funds....................        749,422         476,010        339,340
Acceptances outstanding.................        778,378         773,339        464,581
Other liabilities.......................        478,249         709,784        666,078
Subordinated capital notes..............        382,000         348,000        298,000
                                          -------------   -------------   -------------
    Total liabilities...................     26,739,126      27,905,966     28,422,368
                                          -------------   -------------   -------------

SHAREHOLDERS' EQUITY
Preferred stock:
  Authorized 5,000,000 shares 8 3/8%
    Noncumulative, Series A, issued
    1,350,000 shares in 1996............        135,000        --              --
Common stock(1) -- $1.67 stated value:
  Authorized 300,000,000 shares, issued
    174,457,603 shares as of December
    31, 1996, 174,917,674 shares as of
    December 31, 1997, and 175,208,037
    shares as of September 30, 1998.....        290,762         291,529        292,013
Additional paid-in capital..............      1,413,076       1,422,680      1,430,539
Retained earnings.......................        645,214         957,662      1,233,068
Accumulated other comprehensive
  income................................         10,881           7,428         29,330
                                          -------------   -------------   -------------
    Total shareholders' equity..........      2,494,933       2,679,299      2,984,950
                                          -------------   -------------   -------------
    Total liabilities and shareholders'
      equity............................  $  29,234,059   $  30,585,265   $ 31,407,318
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

---------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                       FOR THE NINE
                                                                                       MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,             SEPTEMBER
                                          ------------------------------------------       30,
(DOLLARS IN THOUSANDS)                        1995           1996           1997           1998
----------------------------------------  ------------   ------------   ------------   ------------
PREFERRED STOCK
Balance, beginning of period............  $    135,000   $    135,000   $    135,000   $   --
Redemption of preferred stock...........       --             --            (135,000)      --
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    135,000   $    135,000   $    --        $   --
                                          ------------   ------------   ------------   ------------
COMMON STOCK
Balance, beginning of period............  $    286,739   $    290,300   $    290,762   $   291,529
Dividend reinvestment plan..............         3,103            121              6             6
Deferred compensation -- restricted
  stock awards..........................           379            207            279           281
Stock options exercised.................            79            134            482           197
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    290,300   $    290,762   $    291,529   $   292,013
                                          ------------   ------------   ------------   ------------
ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period............  $  1,390,925   $  1,408,960   $  1,413,076   $ 1,422,680
Dividend reinvestment plan..............        15,238          1,041            (43)           10
Deferred compensation -- restricted
  stock awards..........................         2,268          2,148          3,478         5,217
Stock options exercised.................           529            927          6,169         2,632
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $  1,408,960   $  1,413,076   $  1,422,680   $ 1,430,539
                                          ------------   ------------   ------------   ------------
RETAINED EARNINGS
Balance, beginning of period............  $    376,468   $    626,172   $    645,214   $   957,662
Net income(1)...........................       312,942        249,458        411,296       352,365
Dividends on common stock(2)(3).........       (50,989)       (73,932)       (89,848)      (73,632)
Dividends on preferred stock............       (11,305)       (11,306)        (7,600)      --
Dividend to MBL.........................       --            (144,890)       --            --
Deferred compensation -- restricted
  stock awards..........................          (944)          (288)        (1,400)       (3,327)
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    626,172   $    645,214   $    957,662   $ 1,233,068
                                          ------------   ------------   ------------   ------------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period............  $     (9,930)  $     23,660   $     10,881   $     7,428
                                          ------------   ------------   ------------   ------------
Net income(1)...........................       312,942        249,458        411,296       352,365
Other comprehensive income..............        33,590        (12,779)        (3,453)       21,902
                                          ------------   ------------   ------------   ------------
Total comprehensive income..............       346,532        236,679        407,843       374,267
Less: net income included in retained
  earnings..............................      (312,942)      (249,458)      (411,296)     (352,365)
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $     23,660   $     10,881   $      7,428   $    29,330
                                          ------------   ------------   ------------   ------------
    TOTAL SHAREHOLDERS' EQUITY            $  2,484,092   $  2,494,933   $  2,679,299   $ 2,984,950
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

---------------

(1) Includes dividends applicable to preferred shareholders of $11.3 million for the years ended December 31, 1995 and 1996, respectively, and $7.6 million for the year ended December 31, 1997.

(2) Dividends per share in 1996 were based on historical Union Bank common cash dividends declared and did not include the $145 million dividend paid to The Mitsubishi Bank, Limited (MBL) in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.

(3)  Dividends per share, after giving effect to the stock split referred to in
    Note 1 of the accompanying notes to Consolidated Financial Statements, were $0.47 in 1995 and 1996, respectively, $0.51 in 1997, and $0.42 for the nine months ended September 30, 1998, and are based on the Company's shares outstanding as of the declaration date.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               FOR THE NINE MONTHS
                                                    YEARS ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                          ---------------------------------------------   -----------------------------
(DOLLARS IN THOUSANDS)                        1995            1996            1997            1997            1998
----------------------------------------  -------------   -------------   -------------   -------------   -------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     312,942   $     249,458   $     411,296   $    318,851    $     352,365
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
    Provision for credit losses.........         53,250          40,000        --              --                45,000
    Depreciation, amortization and
      accretion.........................         61,767          65,092          65,469         49,285           50,528
    Provision for deferred income
      taxes.............................         50,841          50,658          59,814         38,734            7,409
    (Gain) loss on sales of securities
      available for sale................            801          (4,502)         (2,711)        (2,098)          (5,579)
    Merger and integration costs in
      excess of (less than) cash
      utilized..........................       --                54,344         (31,414)       (27,200)         (12,350)
    Net (increase) decrease in trading
      account assets....................         82,541        (359,234)         52,743        (40,382)          36,798
    Other, net..........................        157,244          52,101         173,706         92,393          (24,839)
                                          -------------   -------------   -------------   -------------   -------------
    Total adjustments...................        406,444        (101,541)        317,607        110,732           96,967
                                          -------------   -------------   -------------   -------------   -------------
  Net cash provided by operating
    activities..........................        719,386         147,917         728,903        429,583          449,332
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of securities
    available for sale..................        240,731          19,536         171,629          3,920          418,456
  Proceeds from matured and called
    securities available for sale.......        764,853         757,463         587,034        326,833          196,358
  Purchase of securities available for
    sale................................     (1,452,339)       (995,479)     (1,112,080)      (777,281)      (1,253,529)
  Proceeds from matured and called
    securities held to maturity.........        213,337          95,829          79,828         36,121           26,960
  Purchase of securities held to
    maturity............................       (123,886)       --              --              --              --
  Net increase in loans.................     (2,478,608)       (741,335)     (1,788,179)    (1,312,241)        (797,343)
  Other, net............................        (34,902)        (54,120)        (56,584)       (19,986)         (42,032)
                                          -------------   -------------   -------------   -------------   -------------
    Net cash used by investing
      activities........................     (2,870,814)       (918,106)     (2,118,352)    (1,742,634)      (1,451,130)
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits..............      2,245,306       1,877,917       1,763,414      1,441,228          366,755
  Net increase (decrease) in federal
    funds purchased and securities sold
    under repurchase agreements.........       (287,387)        127,596          13,230        (27,711)         238,279
  Net increase (decrease) in commercial
    paper and other borrowed funds......        623,612        (201,214)       (797,464)        94,601          313,832
  Maturity and redemption of
    subordinated debt...................       (154,490)       (119,369)       (234,000)      (200,000)         (50,000)
  Proceeds from issuance of subordinated
    debt................................       --              --               200,000        200,000         --
  Payments of cash dividends............        (62,044)       (222,533)        (93,303)       (68,787)         (73,631)
  Redemption of preferred stock.........       --              --              (135,000)      (135,000)        --
  Repayment of borrowing to support
    corporate owned life insurance......        (10,638)        (95,475)       --              --              --
  Other, net............................            485            (882)         (2,661)         2,642            2,471
                                          -------------   -------------   -------------   -------------   -------------
    Net cash provided by financing
      activities........................      2,354,844       1,366,040         714,216      1,306,973          797,706
                                          -------------   -------------   -------------   -------------   -------------
Net increase (decrease) in cash and cash
  equivalents...........................        203,416         595,851        (675,233)        (6,078)        (204,092)
Cash and cash equivalents at beginning
  of period.............................      3,153,713       3,352,423       3,937,697      3,937,697        3,199,455
Effect of exchange rate changes on cash
  and cash equivalents..................         (4,706)        (10,577)        (63,009)       (16,910)         (20,819)
                                          -------------   -------------   -------------   -------------   -------------
Cash and cash equivalents at end of
  period................................  $   3,352,423   $   3,937,697   $   3,199,455   $  3,914,709    $   2,974,544
                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
CASH PAID DURING THE PERIOD FOR:
  Interest..............................  $     739,300   $     764,327   $     820,355   $    611,347    $     588,487
  Income taxes..........................         91,717         172,451         113,588         47,359          189,411
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
  Loans transferred to foreclosed assets
    (OREO)..............................  $      48,397   $      44,557   $      23,114   $     19,033    $      13,882
  Securities transferred from held to
    maturity to available for sale......        348,717        --              --              --              --
  Dividends declared but unpaid.........         12,788          20,383          24,528         24,518           24,529

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS

    UnionBanCal Corporation (a commercial bank holding company) and subsidiaries (the Company), is 82 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and 18 percent owned by other shareholders.

    On April 1, 1996, the Company was created by the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control (similar to a business combination under the pooling of interests method). Accordingly, all historical financial information has been restated as if the combination had been in effect for all periods presented. The merger was effected by the issuance of 54.4 million shares of Union Bank common stock in exchange for all the outstanding common shares of BanCal Tri-State Corporation. Information pertaining to merger and integration expense is presented in Note 7.

    On August 10, 1998, the Company exchanged 10.2 million shares of its common stock for 7.2 million shares of Union Bank of California, N.A. (the Bank) common stock owned directly by The Bank of Tokyo-Mitsubishi, Ltd.. This share exchange provided the Company with a 100 percent ownership interest in the Bank. In addition, it increased The Bank of Tokyo-Mitsubishi, Ltd.'s ownership percentage of the Company to 82 percent from 81 percent.

    The exchange of shares was accounted for as a reorganization of entities under common control. Accordingly, amounts previously reported as Parent Direct Interest in Bank Subsidiary, including the proportionate share of net income, dividends, and other comprehensive income have been reclassified to combine them with the corresponding amounts attributable to the Company's common shareholders for all periods presented.

    On November 18, 1998, the Board of Directors approved the declaration of a 3-for-1 stock split effective for shareholders of record on December 7, 1998. Accordingly, all historical financial information has been restated as if the stock split had been in effect for all periods presented.

    The Company provides a wide range of financial services to consumers, small businesses, middle market companies and major corporations, primarily in California, Oregon and Washington, but also nationally and internationally.

  BASIS OF FINANCIAL STATEMENT PRESENTATION

    The accounting and reporting policies of the Company conform to generally accepted accounting principles (GAAP) and general practice within the banking industry. Those policies that materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    The Consolidated Financial Statements include the accounts of the Company. All material intercompany transactions and balances have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts for prior periods have been reclassified to conform with current financial statement presentation.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
    The unaudited consolidated financial statements of the Company as of September 30, 1997 have been prepared in accordance with GAAP for interim financial reporting. However, they do not include all of the disclosures necessary for annual financial statements in conformity with GAAP.

  CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest bearing deposits in banks and federal funds sold and securities purchased under resale agreements, substantially all of which have maturities less than 90 days.

  TRADING ACCOUNT ASSETS

    Trading account assets are those financial instruments that management acquires with the intent to hold for short periods of time in order to take advantage of anticipated changes in market values. Substantially all of these assets are securities with a high degree of liquidity and a readily determinable market value. Interest earned, paid, or accrued on trading account assets is included in interest income using a method that generally produces a level yield. Realized gains and losses from the close out of trading account positions and unrealized market value adjustments are recognized in noninterest income.

  SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

    The Company's securities portfolios consist of debt and equity securities that are classified either as securities available for sale or securities held to maturity.

    Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as securities held to maturity and carried at amortized cost.

    Debt securities and equity securities with readily determinable market values that are not classified as either held to maturity securities or trading account assets are classified as securities available for sale and carried at fair value, with the unrealized gains or losses reported net of taxes as a separate component of shareholders' equity until realized.

    Realized gains and losses arising from the sale of securities are based upon the specific identification method and included in noninterest income as securities gains (losses), net.

    Interest income on debt securities includes the amortization of premiums and the accretion of discounts using the effective interest method and is included in interest income on securities. Dividend income on equity securities is included in noninterest income.

  LOANS

    Loans are reported at the principal amounts outstanding, net of unamortized nonrefundable loan fees and related direct loan origination costs. Deferred net fees and costs are recognized in interest income over the loan term using a method that generally produces a level yield on the unpaid loan balance. Nonrefundable fees and direct loan origination costs related to loans held for sale are deferred and

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
recognized as a component of the gain or loss on sale. Interest income is accrued principally on a simple interest basis.

    Nonaccrual loans are those for which management has discontinued accrual of interest because there exists significant uncertainty as to the full and timely collection of either principal or interest or such loans have become contractually past due 90 days with respect to principal or interest.

    Interest accruals are continued for certain small business loans that are processed centrally, consumer loans, and one-to-four family residential real estate loans. These loans are charged off or written down to their net realizable value based on delinquency time frames that range from 120 to 270 days, depending on the type of credit that has been extended. Interest accruals are also continued for loans that are both well-secured and in the process of collection. For this purpose, loans are considered well-secured if they are collateralized by property having a net realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially responsible and willing party. Loans are considered "in the process of collection" if collection is proceeding in due course either through legal action or other actions that are reasonably expected to result in the prompt repayment of the debt or in its restoration to current status.

    When a loan is placed on nonaccrual, all previously accrued but uncollected interest is reversed against current period operating results. All subsequent payments received are first applied to unpaid principal and then to uncollected interest. Interest income is accrued at such time as the loan is brought fully current as to both principal and interest, and, in management's judgment, such loans are considered to be fully collectible. However, Company policy also allows management to continue the recognition of interest income on certain loans designated as nonaccrual. This portion of the nonaccrual portfolio is referred to as "Cash Basis Nonaccrual" loans. This policy only applies to loans that are well secured and in management's judgment are considered to be fully collectible. Although the accrual of interest is suspended, any payments received may be applied to the loan according to its contractual terms and interest income recognized when cash is received.

    Loans are considered impaired when, based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Additionally, some impaired loans with commitments of less than $1 million are aggregated for the purpose of measuring impairment using historical loss factors as a means of measurement. Excluded from the impairment analysis are large groups of smaller balance homogeneous loans such as consumer and residential mortgage loans.

    Renegotiated loans are those in which the Company has formally restructured a significant portion of the loan. The remaining portion is normally charged off, with a concession either in the form of below market rate financing, or debt forgiveness on the charged off portion. Loans that have been renegotiated and have not met specific performance standards for payment are classified as renegotiated loans within the classification of nonperforming assets. Upon payment performance, such loans may be transferred from nonperforming status to accrual status.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
    The Company offers primarily two types of leases to customers: 1) direct financing leases where the assets leased are acquired without additional financing from other sources, and 2) leveraged leases where a substantial portion of the financing is provided by debt with no recourse to the Company. Direct financing leases are carried net of unearned income, unamortized nonrefundable fees and related direct costs associated with the origination or purchase of leases. Leveraged leases are carried net of nonrecourse debt.

  ALLOWANCE FOR CREDIT LOSSES

    The Company maintains an allowance for credit losses to absorb losses inherent in the loan and lease portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan and lease portfolio, and to a lesser extent, unused commitments to provide financing. The allowance is increased by the provision for credit losses, which is charged against current period operating results and decreased by the amount of chargeoffs, net of recoveries. The Company's methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula allowance, specific allowances and the unallocated allowance.

    The formula allowance is calculated by applying loss factors to outstanding loans and leases and certain unused commitments. Loss factors are based on the Company's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. The Company derives the loss factors for problem graded loans from a loss migration model; for pass graded loans by using historical average net chargeoffs during a business cycle, and for pooled loans by using expected net chargeoffs for one year. Pooled loans are homogenous in nature and include consumer installment, residential mortgage, automobile leases and other loans and leases.

    Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

    The unallocated allowance is composed of two elements. The first element recognizes the model and estimation risk associated with the formula and specific allowances. The second element is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the key lending areas of the Company, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, bank regulatory examination results and findings of the Company's internal credit examiners.

    The allowance also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans. A loan is considered impaired when management determines that it

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount) and the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for credit losses.

  PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of each asset. Lives of premises range from ten to forty years; lives of furniture and equipment range from three to eight years. Leasehold improvements are amortized over the term of the respective lease or 10 years, whichever is shorter.

  OTHER ASSETS

    Goodwill represents the excess of purchase price over the fair value of identifiable net assets of acquired companies and is reported as intangible assets. Goodwill is amortized using the straight-line method, generally over 15 years.

    Other real estate owned (OREO) represents the collateral acquired through foreclosure in full or partial satisfaction of the related loan. OREO is recorded at the lower of the loan's unpaid principal balance or its fair value as established by a current appraisal, adjusted for disposition costs. Any write-down at the date of transfer is charged to the allowance for credit losses. OREO values, recorded in other assets, are reviewed annually and any decline in value is recognized as foreclosed asset expense in the current period. The net operating results from these assets are included in the current period in noninterest expense as foreclosed asset expense (income).

  DERIVATIVE INSTRUMENTS HELD FOR TRADING OR CUSTOMER ACCOMMODATION

    The Company enters into a variety of interest rate derivative contracts, primarily swaps and options and foreign exchange contracts, which include spot, futures, forward, swap and option positions either for trading purposes, based on management's intent at inception, or as an accommodation to customers.

    Derivatives held or issued for trading or customer accommodation are carried at fair value, with realized and unrealized changes in fair values on contracts included in noninterest income in the period in which the changes occur. Unrealized gains and losses are reported gross and included in trading account assets and other liabilities, respectively. Cash flows are reported net as operating activities.

  DERIVATIVE INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

    The Company enters into a variety of derivative contracts as a means of reducing the Company's interest rate and foreign exchange exposures. At inception these contracts are evaluated in order to determine if they qualify for hedge accounting treatment and are accounted for either on a deferral,

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
accrual or market value basis, depending on the nature of the Company's hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged. A monthly evaluation is performed to ensure that continuing correlation exists between the hedge and the item being hedged.

    Net interest settlements on interest rate swap, cap and floor agreements are recognized on an accrual basis as interest income or expense of the related asset or liability over the lives of the agreements. Premiums paid or received for interest rate caps and floors are amortized either to interest income or to expense of the related asset or liability over the lives of the agreements. If an agreement is terminated early, any resulting gain or loss is deferred and amortized as interest income or expense of the related asset or liability over the remaining life of the original agreement. Net settlement amounts are reported gross as other assets and other liabilities. Cash flows are reported net as operating activities.

  FOREIGN CURRENCY TRANSLATION

    Assets, liabilities and results of operations for foreign branches are recorded based on the functional currency of each branch. Since the functional currency of the branches is the local currency, the net assets are re-measured into U.S. dollars using a combination of current and historical exchange rates. The resulting gains or losses are included in shareholders' equity, as a component of other comprehensive income, on a net of tax basis.

  TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES

    On January 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Statement establishes standards for when transfers of financial assets, including those with continuing involvement by the transferor, should be considered a sale. SFAS No. 125 also establishes standards for when a liability should be considered extinguished. This Statement is effective for transfers of assets and extinguishments of liabilities occurring after December 31, 1996 and has been applied prospectively. Certain provisions of SFAS No. 125 were postponed under SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125". SFAS No. 127 deferred for one year the effective date of implementation for transactions related to repurchase agreements, dollar-roll repurchase agreements, securities lending and similar transactions. Management determined that the effect of adoption of SFAS No. 125 on the Company's financial statements was not material.

  INCOME TAXES

    The Company files consolidated federal and combined state income tax returns. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
amounts provided for income taxes. Under this method, the computation of the net deferred tax liability or asset gives current recognition to changes in the tax laws.

  NET INCOME PER COMMON SHARE

    Basic earnings per share (EPS) is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS incorporates the dilutive effect of common stock equivalents outstanding on an average basis during the period. Stock options (see Note 12) are a common stock equivalent.

  COMPREHENSIVE INCOME

    The Company has retroactively adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources. The adoption of this Statement resulted in a change in the financial statement presentation, but did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

  EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS

    The Company provides a variety of benefit and incentive compensation plans for eligible employees and retirees. Provisions for the costs of these employee benefit and incentive plans and postretirement benefit plans are accrued and charged to expense when the benefit is earned. During 1998 the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", and accordingly has revised the disclosures for pensions and other postretirement benefits. Adoption of SFAS No. 132 does not impact the consolidated financial position, results of operations, or cash flows, and any effect is limited to the form and content of its disclosures. As required by the provisions of SFAS No. 132, all prior period data presented has been restated.

  STOCK-BASED COMPENSATION

    As allowed under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has chosen to continue to recognize compensation expense using the intrinsic value-based method of valuing stock options prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under the intrinsic value-based method, compensation cost is measured as the amount by which the quoted market price of the Company's stock at the date of grant exceeds the stock option exercise price.

    Compensation cost associated with the Company's unvested restricted stock issued under the management stock plan is measured based on the market price of the stock at the grant date and is expensed over the vesting period.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. Adoption of this Statement will not impact the Company's consolidated financial position, results of operations, or cash flows, and any effect will be limited to the form and content of its disclosures. The Statement is effective with the year-end 1998 financial statements.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. SFAS No. 133 requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and measured as effective and ineffective when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge will be valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges will be recognized in current earnings along with the change in fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged item through current earnings. Any ineffective portion of hedges will be recognized in current earnings. Management believes that, depending upon the accumulated net gain or loss of the effective portion of cash flow hedges at the date of adoption, the impact of SFAS No. 133 could have a material impact on other comprehensive income. However, Management believes that any ineffective portion of cash flow hedges or any other hedges will not have a material impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after June 15, 1999, with earlier application encouraged. The Company expects to adopt SFAS No. 133 as of January 1, 2000.

    In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". This Statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities", which established accounting and reporting standards for certain activities of mortgage banking and other similar enterprises. After securitization of mortgage loans held for sale, SFAS No. 134 requires an entity to classify the resulting mortgage-backed securities or other retained interests, based on its ability or intent to sell or hold those investments. Management believes that the adoption of SFAS No. 134 will have no impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company expects to adopt SFAS No. 134 on January 1, 1999.

    In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires the capitalization of eligible costs of specified activities related to computer software developed or obtained for internal use. Management believes that the adoption of SOP 98-1 will not have a material effect on the Company's financial position or results of operations. The Statement is

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-1 on January 1, 1999.

    In June 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires that entities expense start-up costs and organization costs as they are incurred. Management believes that the adoption of SOP 98-5 will not have a material effect on the Company's financial position or results of operations. The Statement is effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-5 on January 1, 1999.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 2 -- SECURITIES

    The amortized cost, gross unrealized gains, gross unrealized losses, and fair values of securities are presented below.

SECURITIES AVAILABLE FOR SALE

                                                                                DECEMBER 31, 1996
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $  1,137,992   $   4,993    $   1,933   $  1,141,052
Other U.S. government........................................       687,717       4,993          779        691,931
Mortgage-backed securities...................................       193,531         400          274        193,657
State and municipal..........................................       101,006      13,749       --            114,755
Corporate debt securities....................................       --           --           --            --
Equity securities............................................        19,041       2,553       --             21,594
Foreign securities...........................................         1,136          72       --              1,208
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  2,140,423   $  26,760    $   2,986   $  2,164,197
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                                                                                DECEMBER 31, 1997
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $    987,374   $  10,793    $     170   $    997,997
Other U.S. government........................................       709,536       6,005           67        715,474
Mortgage-backed securities...................................       679,692       3,331          265        682,758
State and municipal..........................................        90,937      13,236       --            104,173
Corporate debt securities....................................         2,698         311            1          3,008
Equity securities............................................        28,881       1,596          672         29,805
Foreign securities...........................................         5,132          39       --              5,171
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  2,504,250   $  35,311    $   1,175   $  2,538,386
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                                                                                SEPTEMBER 30, 1998
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $    757,831   $  20,162    $  --       $    777,993
Other U.S. government........................................       806,573      17,703       --            824,276
Mortgage-backed securities...................................     1,459,141      18,466       --          1,477,607
State and municipal..........................................        83,018      12,580       --             95,598
Corporate debt securities....................................         8,069      --           --              8,069
Equity securities............................................        15,055         139       --             15,194
Foreign securities...........................................         1,594          45       --              1,639
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  3,131,281   $  69,095    $  --       $  3,200,376
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 2 -- SECURITIES (CONTINUED)
SECURITIES HELD TO MATURITY

                                                                                  DECEMBER 31, 1996
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED      FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   50,109   $   1,735    $  --       $   51,844
Other U.S. government............................................     139,188       4,412       --          143,600
Mortgage-backed securities.......................................      41,985       2,019           68       43,936
State and municipal..............................................      36,914         310        2,199       35,025
                                                                   ----------  -----------  -----------  ----------
  Total securities held to maturity..............................  $  268,196   $   8,476    $   2,267   $  274,405
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                                                                                  DECEMBER 31, 1997
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED      FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   40,092   $   1,333    $  --       $   41,425
Other U.S. government............................................      99,520       2,568       --          102,088
Mortgage-backed securities.......................................      24,477       1,745           14       26,208
State and municipal..............................................      24,686          75        1,367       23,394
                                                                   ----------  -----------  -----------  ----------
  Total securities held to maturity..............................  $  188,775   $   5,721    $   1,381   $  193,115
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                                                                                   SEPTEMBER 30, 1998
                                                                   --------------------------------------------------
                                                                                  GROSS         GROSS
                                                                   AMORTIZED   UNREALIZED    UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS        LOSSES        VALUE
-----------------------------------------------------------------  ----------  -----------  -------------  ----------
U.S. Treasury....................................................  $   40,054   $   1,324     $  --        $   41,378
Other U.S. government............................................      89,707       2,090        --            91,797
Mortgage-backed securities.......................................      16,651       1,252        --            17,903
State and municipal..............................................      15,606      --               877        14,729
                                                                   ----------  -----------        -----    ----------
  Total securities held to maturity..............................  $  162,018   $   4,666     $     877    $  165,807
                                                                   ----------  -----------        -----    ----------
                                                                   ----------  -----------        -----    ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 2 -- SECURITIES (CONTINUED)

    The amortized cost and fair value of securities, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

MATURITY SCHEDULE OF SECURITIES

                                                                       SECURITIES                SECURITIES
                                                                 AVAILABLE FOR SALE(1)      HELD TO MATURITY(1)
                                                               --------------------------  ----------------------
                                                                   SEPTEMBER 30, 1998        SEPTEMBER 30, 1998
                                                               --------------------------  ----------------------
                                                                AMORTIZED        FAIR      AMORTIZED      FAIR
(DOLLARS IN THOUSANDS)                                             COST         VALUE         COST       VALUE
-------------------------------------------------------------  ------------  ------------  ----------  ----------
Due in one year or less......................................  $    503,104  $    508,419  $   69,875  $   71,232
Due after one year through five years........................     1,192,511     1,227,837      62,361      64,459
Due after five years through ten years.......................       334,509       341,550       3,902       4,041
Due after ten years..........................................     1,086,102     1,107,376      25,880      26,075
Equity securities............................................        15,055        15,194      --          --
                                                               ------------  ------------  ----------  ----------
    Total securities.........................................  $  3,131,281  $  3,200,376  $  162,018  $  165,807
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------

------------

(1) The remaining contractual maturities of mortgage-backed securities were allocated assuming no prepayments. The contractual maturity of these securities is not a reliable indicator of their expected life because borrowers have the right to repay their obligations at any time.

    During the quarter ended December 31, 1995, in accordance with guidance issued by the FASB, the Company reclassified from securities held to maturity to securities available for sale approximately $285 million at amortized cost of U.S. Treasury Notes (fair value $285 million) and $64 million at amortized cost of municipal bonds (fair value $72 million). During the years ended December 31, 1996 and 1997, and during the nine months ended September 30, 1997 and 1998, there were no sales or transfers from the securities held to maturity portfolio.

    In 1995, proceeds from sales of securities available for sale were $241 million with gross realized gains of $2 million and gross realized losses of $3 million. In 1996, proceeds from sales of securities available for sale were $20 million with gross realized gains of $5 million and no gross realized losses. In 1997, proceeds from sales of securities available for sale were $172 million with gross realized gains of $3 million and no gross realized losses. For the nine months ended September 30, 1997, proceeds from sales of securities available for sale were $4 million with gross realized gains of $2 million and no gross realized losses. For the nine months ended September 30, 1998, proceeds from sales of securities available for sale were $418 million with gross realized gains of $6 million and no gross realized losses.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES

    A summary of loans net of unearned interest and fees of $150 million, $128 million and $127 million at December 31, 1996 and 1997, and September 30, 1998, respectively, is as follows:

                                                                              DECEMBER 31,
                                                                      ----------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                    1996           1997           1998
--------------------------------------------------------------------  -------------  -------------  -------------
Domestic:
  Commercial, financial and industrial..............................  $   9,495,592  $  10,747,179  $  12,151,210
  Construction......................................................        357,817        293,333        420,267
  Mortgage:
    Residential.....................................................      2,960,908      2,961,233      2,742,451
    Commercial......................................................      2,597,616      2,951,807      2,980,371
                                                                      -------------  -------------  -------------
      Total mortgage................................................      5,558,524      5,913,040      5,722,822
  Consumer:
    Installment.....................................................      2,063,434      2,090,752      2,026,441
    Home equity.....................................................      1,113,269        992,916        844,256
    Credit card and other lines of credit...........................        303,235        270,097       --
                                                                      -------------  -------------  -------------
      Total consumer................................................      3,479,938      3,353,765      2,870,697
  Lease financing...................................................        800,048        874,860      1,013,772
                                                                      -------------  -------------  -------------
      Total loans in domestic offices...............................     19,691,919     21,182,177     22,178,768
Loans originated in foreign branches................................      1,357,868      1,559,231      1,319,077
                                                                      -------------  -------------  -------------
      Total loans...................................................     21,049,787     22,741,408     23,497,845
        Allowance for credit losses.................................        523,946        451,692        473,717
                                                                      -------------  -------------  -------------
      Loans, net....................................................  $  20,525,841  $  22,289,716  $  23,024,128
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    Changes in the allowance for credit losses were as follows:

                                                                                            FOR THE NINE MONTHS
                                                         YEARS ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                                   -------------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                1995         1996         1997         1997         1998
-------------------------------------------------  -----------  -----------  -----------  -----------  ----------
                                                                                          (UNAUDITED)
Balance, beginning of period.....................  $   563,142  $   555,149  $   523,946   $ 523,946   $  451,692
Loans charged off................................     (133,599)    (119,100)    (122,779)    (86,585)     (53,138)
Loan loss recoveries.............................       72,403       48,024       51,014      41,219       32,158
                                                   -----------  -----------  -----------  -----------  ----------
  Total net loans charged off....................      (61,196)     (71,076)     (71,765)    (45,366)     (20,980)
Provision for credit losses......................       53,250       40,000      --           --           45,000
Transfer of reserve for trading account assets...      --           --           --           --           (1,911)
Foreign translation adjustment and other net
  deductions.....................................          (47)        (127)        (489)       (126)         (84)
                                                   -----------  -----------  -----------  -----------  ----------
Balance, end of period...........................  $   555,149  $   523,946  $   451,692   $ 478,454   $  473,717
                                                   -----------  -----------  -----------  -----------  ----------
                                                   -----------  -----------  -----------  -----------  ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)
    In 1998, the Company reclassified a $1.9 million previously established reserve for credit losses related to interest rate derivatives and foreign exchange contracts from the unallocated portion of the allowance for credit losses. The reserve for derivative and foreign exchange contracts is presented as an offset to trading account assets. Future changes in the reserve as a result of changes in the positive replacement cost of those contracts will be provided as an offset to trading gains and losses.

    Nonaccrual loans totaled $128 million, $109 million and $68 million at December 31, 1996 and 1997, and September 30, 1998, respectively. There were no renegotiated loans at December 31, 1996 and 1997, and September 30, 1998. Interest foregone on loans designated as nonaccrual at December 31, 1995, 1996 and 1997, and at September 30, 1997 and 1998 was $18 million, $9 million, $6 million, $5 million and $3 million, respectively.

  LOAN IMPAIRMENT

    Impaired loans of the Company include commercial, financial and industrial, construction and commercial mortgage loans designated as nonaccrual. When the value of an impaired loan is less than the recorded investment in the loan, a portion of the Company's allowance for credit losses is allocated as an impairment allowance.

    The Company's policy for recognition of interest income, charge-offs of loans, and application of payments on impaired loans is the same as the policy applied to nonaccrual loans.

    The following table sets forth information about the Company's impaired loans at the dates indicated.

                                                                           DECEMBER 31,
                                                                ----------------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                             1995        1996        1997         1998
--------------------------------------------------------------  ----------  ----------  ----------  -------------
Impaired loans with an allowance..............................  $   58,584  $   69,886  $   59,351    $  40,288
Impaired loans without an allowance(1)........................     114,611      43,962      49,033       27,594
                                                                ----------  ----------  ----------  -------------
  Total impaired loans(2).....................................  $  173,195  $  113,848  $  108,384    $  67,882
                                                                ----------  ----------  ----------  -------------
                                                                ----------  ----------  ----------  -------------
Allowance for impaired loans..................................  $   15,837  $   21,260  $    9,418    $   7,470
Average balance of impaired loans during the year.............  $  277,955  $  145,351  $  120,096    $  98,700

------------

(1) These loans do not require an allowance for credit losses since the fair values of the impaired loans equal or exceed the recorded investments in the loans.

(2) This amount was evaluated for impairment using three measurement methods as follows: $64 million, $38 million, $27 million, and $40 million was evaluated using the present value of the expected future cash flows at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively; $95 million, $45 million, $53 million, and $8 million was evaluated using the fair value of the collateral at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively; $14 million, $31 million, $28 million, and $20 million was evaluated using historical loss factors at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)
    Interest income recognized on nonaccrual loans was $11 million, $5 million, $3 million, $3 million, and $1 million for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 30, 1997 and 1998, respectively.

  RELATED PARTY LOANS

    The Company in some cases makes loans to related parties including its directors, executive officers and their affiliated companies. At December 31, 1996, related party loans outstanding to individuals who served as directors or executive officers at anytime during the year totaled $79 million as compared to $38 million and $54 million at December 31, 1997 and September 30, 1998, respectively. In the opinion of management, these related party loans were made on substantially the same terms, including interest rates and collateral requirements, as those terms prevailing at the date these loans were made. During the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, there were no loans to related parties which were charged off. Additionally, at December 31, 1996 and 1997, and September 30, 1998, there were no loans to related parties which were nonperforming.

NOTE 4 -- PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. As of December 31, 1996 and 1997, and September 30, 1998, the amounts were:

                                                         DECEMBER 31,
                          --------------------------------------------------------------------------
                                          1996                                  1997                    SEPTEMBER 30, 1998
                          ------------------------------------  ------------------------------------  -----------------------
                                     ACCUMULATED                           ACCUMULATED                           ACCUMULATED
                                     DEPRECIATION                          DEPRECIATION                          DEPRECIATION
                                         AND        NET BOOK                   AND        NET BOOK                   AND
(DOLLARS IN THOUSANDS)      COST     AMORTIZATION     VALUE       COST     AMORTIZATION     VALUE       COST     AMORTIZATION
------------------------  ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
Land....................  $  73,309   $   --        $  73,309   $  69,290   $   --        $  69,290   $  68,598   $   --
Premises................    264,545       98,785      165,760     253,752      101,997      151,755     252,489      105,754
Leasehold improvements..    124,065       75,264       48,801     135,609       80,019       55,590     140,347       83,249
Furniture, fixtures and
  equipment.............    362,063      239,312      122,751     400,774      271,110      129,664     428,656      293,224
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
  Total.................  $ 823,982   $  413,361    $ 410,621   $ 859,425   $  453,126    $ 406,299   $ 890,090   $  482,227
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------


                           NET BOOK
(DOLLARS IN THOUSANDS)       VALUE
------------------------  -----------
Land....................   $  68,598
Premises................     146,735
Leasehold improvements..      57,098
Furniture, fixtures and
  equipment.............     135,432
                          -----------
  Total.................   $ 407,863
                          -----------
                          -----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 4 -- PREMISES AND EQUIPMENT (CONTINUED)
    Rental, depreciation and amortization expense were as follows:

                                                                                             NINE MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          -------------------------------  ----------------------
(DOLLARS IN THOUSANDS)                                      1995       1996       1997        1997        1998
--------------------------------------------------------  ---------  ---------  ---------  -----------  ---------
                                                                                           (UNAUDITED)
Rental expense of premises..............................  $  53,493  $  66,189  $  46,556   $  34,955   $  37,824
Less: rental income.....................................     11,050     11,904     11,049       8,363       8,638
                                                          ---------  ---------  ---------  -----------  ---------
  Net rental expense....................................  $  42,443  $  54,285  $  35,507   $  26,592   $  29,186
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------
Other net rental expense (income), primarily for
  equipment.............................................  $   2,705  $   2,218  $     298   $     262   $    (269)
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------
Depreciation and amortization of premises and
  equipment.............................................  $  49,036  $  51,821  $  53,652   $  39,843   $  41,643
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------

    Future minimum operating lease payments are as follows.

(DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------
Three months ending December 31, 1998.............................................  $   12,716
Years ending December 31,
  1999............................................................................      49,473
  2000............................................................................      45,214
  2001............................................................................      42,314
  2002............................................................................      34,594
  2003............................................................................      29,857
  Later years.....................................................................  $  120,318
                                                                                    ----------
Total minimum operating lease payments............................................  $  334,486
                                                                                    ----------
                                                                                    ----------
Minimum rental income due in the future under noncancellable subleases............  $   48,923
                                                                                    ----------
                                                                                    ----------

    Included in other liabilities in the accompanying September 30, 1998 Consolidated Balance Sheet is $11 million of future operating lease payments accrued in connection with the Merger (also see Note 7).

    A majority of the leases provide for the payment of taxes, maintenance, insurance and certain other expenses applicable to the leased premises. Many of the leases contain extension provisions, escalation clauses and purchase options. There are no restrictions on paying dividends, incurring additional debt or negotiating additional leases under the terms of the present lease agreements.

NOTE 5 -- DEPOSITS

    At September 30, 1998, the Company had $397 million in domestic interest bearing time deposits with a remaining term of greater than one year, of which $108 million exceeded $100,000. Maturity information

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 5 -- DEPOSITS (CONTINUED)
for all domestic interest bearing time deposits with a remaining term of greater than one year is summarized below.

(DOLLARS IN THOUSANDS)                                                      SEPTEMBER 30, 1998
--------------------------------------------------------------------------  ------------------
Due after one year through two years......................................     $    187,900
Due after two years through three years...................................           88,373
Due after three years through four years..................................           76,538
Due after four years through five years...................................           36,941
Due after five years......................................................            6,794
                                                                                   --------
  Total...................................................................     $    396,546
                                                                                   --------
                                                                                   --------

    Substantially all of the foreign interest bearing time deposits exceeding $100,000 mature in less than one year.

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT
         BENEFITS

  RETIREMENT PLANS

    The Company maintains the Union Bank of California, N.A. Retirement Plan (the Plan), which is a noncontributory defined benefit plan covering substantially all of the employees of the Company. The plan provides retirement benefits based on years of credited service and the final average compensation amount, as defined in the Plan. Employees become eligible for this plan after one year of service and become fully vested after five years of service. The Company's funding policy is to make contributions equal to the maximum deductible amount as allowed by the Internal Revenue Code. Contributions are intended to provide not only for benefits attributed to services to date, but also for those expected to be earned in the future. Plan assets are invested in U.S. government securities, corporate bonds, and commingled investment funds.

    In 1996, the Company maintained a second plan for former BanCal Tri-State Corporation employees. The plan which was terminated effective January 1, 1997, was a defined contribution plan. The Company's expense for pension contributions for the year ended December 31, 1996 was $5 million.

  OTHER POSTRETIREMENT BENEFITS

    The Company provides certain health care and life insurance benefits for its retired employees. The health care cost is shared between the Company and the retiree. The life insurance plan is noncontributory. The accounting for the health care plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's intent to maintain a level of cost-sharing at approximately 25 percent. Assets set aside to cover such obligations are primarily invested in mutual funds.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

    The following table sets forth the funded status of the Company's defined benefit pension plan and its other postretirement benefit plans.

                                                         PENSION BENEFITS                        OTHER BENEFITS
                                               -------------------------------------  -------------------------------------
                                                YEARS ENDED DECEMBER   FOR THE NINE    YEARS ENDED DECEMBER   FOR THE NINE
                                                        31,            MONTHS ENDED            31,            MONTHS ENDED
                                               ----------------------  SEPTEMBER 30,  ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                            1996        1997         1998          1996        1997         1998
---------------------------------------------  ----------  ----------  -------------  ----------  ----------  -------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period......  $  298,597  $  323,646   $   400,958   $   76,728  $   80,274   $    79,308
Service cost.................................      12,651      20,667        17,023        1,741       3,123         2,300
Interest cost................................      22,043      25,049        21,356        5,581       5,150         3,801
Plan participants' contributions.............      --          --           --               798         570           706
Amendments...................................      --          10,926       --            --          --           --
Actuarial (gain) loss........................         422      31,588        48,822           32      (5,452)         (309)
Benefits paid................................     (10,067)    (10,918)       (9,335)      (4,606)     (4,357)       (3,828)
                                               ----------  ----------  -------------  ----------  ----------  -------------
Benefit obligation, end of period............  $  323,646  $  400,958   $   478,824   $   80,274  $   79,308   $    81,978
                                               ----------  ----------  -------------  ----------  ----------  -------------

CHANGE IN PLAN ASSETS
Fair value of plan assets, beginning of
  period.....................................  $  332,412  $  381,194   $   460,501   $   16,690  $   21,703   $    31,136
Actual return on plan assets.................      44,642      66,765        10,354        2,590       4,445          (577)
Employer contribution........................      14,207      23,460        23,234        6,509       8,775         8,025
Plan participants' contributions.............      --          --           --               520         570           706
Benefits paid................................     (10,067)    (10,918)       (9,335)      (4,606)     (4,357)       (3,828)
                                               ----------  ----------  -------------  ----------  ----------  -------------
Fair value of plan assets, end of period.....  $  381,194  $  460,501   $   484,754   $   21,703  $   31,136   $    35,462
                                               ----------  ----------  -------------  ----------  ----------  -------------
Funded status................................  $   57,548  $   59,543   $     5,930   $  (58,571) $  (48,172)  $   (46,516)
Unrecognized transition amount...............      --          --           --            63,800      59,813        56,822
Unrecognized net actuarial (gain) loss.......     (29,660)    (37,717)       24,184      (14,829)    (21,119)      (17,482)
Unrecognized prior service cost..............       4,806      12,705         9,740       --          --           --
                                               ----------  ----------  -------------  ----------  ----------  -------------
Prepaid (accrued) benefit cost...............  $   32,694  $   34,531   $    39,854   $   (9,600) $   (9,478)  $    (7,176)
                                               ----------  ----------  -------------  ----------  ----------  -------------
                                               ----------  ----------  -------------  ----------  ----------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    The following table summarizes the assumptions used in computing the present value of the projected benefit obligation and the net pension expense.

                                                                PENSION BENEFITS                           OTHER BENEFITS
                                            --------------------------------------------------------  ------------------------
                                                  YEARS ENDED DECEMBER 31,           FOR THE NINE     YEARS ENDED DECEMBER 31,
                                                                                     MONTHS ENDED
                                            -------------------------------------    SEPTEMBER 30,    ------------------------
                                               1995         1996         1997            1998            1995         1996
                                               -----        -----        -----     -----------------     -----        -----
Discount rate in determining expense......        7.50%        7.50%        7.50%           7.00%           7.50%        7.50%
Discount rate in determining benefit
  obligations at end of period............        7.50         7.50         7.00            6.50            7.50         7.50
Rate of increase in future compensation
  levels for determining expense..........        5.50         5.50         5.50            5.00          --           --
Rate of increase in future compensation
  levels for determining benefit
  obligations at end of period............        5.50         5.50         5.00            5.00          --           --
Expected return on plan assets............        8.25         8.25         8.25            8.25            8.00         8.00


                                                           FOR THE NINE
                                                           MONTHS ENDED
                                                           SEPTEMBER 30,
                                               1997            1998
                                               -----     -----------------
Discount rate in determining expense......        7.00%           6.50%
Discount rate in determining benefit
  obligations at end of period............        7.00            6.50
Rate of increase in future compensation
  levels for determining expense..........      --              --
Rate of increase in future compensation
  levels for determining benefit
  obligations at end of period............      --              --
Expected return on plan assets............        8.00            8.00

    The following table sets forth the components of postretirement benefit expense.

                                                                                              OTHER BENEFITS
                                                     PENSION BENEFITS                 -------------------------------
                                      ----------------------------------------------
                                                                       FOR THE NINE      YEARS ENDED DECEMBER 31,
                                         YEARS ENDED DECEMBER 31,      MONTHS ENDED
                                      -------------------------------  SEPTEMBER 30,  -------------------------------
(DOLLARS IN THOUSANDS)                  1995       1996       1997         1998         1995       1996       1997
------------------------------------  ---------  ---------  ---------  -------------  ---------  ---------  ---------
COMPONENTS OF NET PERIODIC BENEFIT
  COST
Service cost........................  $  10,516  $  12,651  $  20,667    $  17,023    $   1,792  $   1,741  $   3,123
Interest cost.......................     19,637     22,043     25,049       21,356        6,091      5,581      5,150
Expected return on plan assets......    (21,018)   (23,877)   (27,119)     (23,736)        (885)    (1,335)    (1,736)
Amortization of prior service
  cost..............................      2,108      2,108      3,175        2,381       --         --         --
Amortization of transition amount...       (149)      (149)      (149)        (112)       3,988      3,988      3,987
Recognized net actuarial (gain)
  loss..............................     --         --         --              998         (881)      (846)    (1,870)
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------
  Net periodic benefit cost.........  $  11,094  $  12,776  $  21,623    $  17,910    $  10,105  $   9,129  $   8,654
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------


                                       FOR THE NINE
                                       MONTHS ENDED
                                       SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                     1998
------------------------------------  ---------------
COMPONENTS OF NET PERIODIC BENEFIT
  COST
Service cost........................     $   2,300
Interest cost.......................         3,801
Expected return on plan assets......        (1,868)
Amortization of prior service
  cost..............................        --
Amortization of transition amount...         2,990
Recognized net actuarial (gain)
  loss..............................        (1,500)
                                           -------
  Net periodic benefit cost.........     $   5,723
                                           -------
                                           -------

    For 1995, the former Union Bank assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to 5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased for the remainder of the decade, then gradually decreased to 5.5 percent in the year 2007 and thereafter.

    For 1995, former BanCal Tri-State Corporation assumed an 11.5 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan. For future periods, the assumed

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
rate for the indemnity plan gradually decreased from 11.5 percent to 5.5 percent in 2003 and remained level thereafter.

    For 1996, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to
5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased to 7 percent in 1997 and then gradually decreased to 5.5 percent in the year 2007 and thereafter.

    For 1997, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the health maintenance organization (HMO) plan. For future periods, the rate for the indemnity plan was expected to gradually decrease from 9 percent to 5.5 percent in 2007 and remain at that level thereafter. The rate for the HMO plan was expected to increase after one year of being at a low rate and then gradually decrease to 5.5 percent in the year 2007 and thereafter.

    For 1998, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 7 percent annual rate of increase was assumed for the health maintenance organization (HMO) plan. For future periods, the rate for the indemnity plan was expected to gradually decrease from 9 percent to 5.5 percent in 2007 and remain at that level thereafter. The rate for the HMO plan was expected to gradually decrease to 5.5 percent in the year 2007 and remain at that level thereafter.

    The healthcare cost trend rate assumption has a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects.

                                                                            1-PERCENTAGE-    1-PERCENTAGE-
(DOLLARS IN THOUSANDS)                                                     POINT INCREASE   POINT DECREASE
-------------------------------------------------------------------------  ---------------  ---------------
Effect on total of service and interest cost components..................           788             (699)
Effect on postretirement benefit obligation..............................         9,479           (7,915)

  EXECUTIVE SUPPLEMENTAL BENEFIT PLANS

    The Company has several Executive Supplemental Benefit Plans (ESBP) which provide eligible employees with supplemental retirement benefits. The plans are unfunded. The accrued liability for ESBP's included in other liabilities in the Consolidated Balance Sheets was $23 million and $25 million for the years ended December 31, 1996 and 1997, and $25 million for the period ended September 30, 1998. The Company's expense relating to the ESBP's was $3 million for each of the years ended December 31, 1995, 1996 and 1997 and $2 million for the period ended September 30, 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
  SECTION 401(k) SAVINGS PLANS

    The Company has a defined contribution plan authorized under Section 401(k) of the Internal Revenue Code. All benefits-eligible employees with at least one year of service are eligible to participate in the plan. Employees may contribute up to 16 percent of their pre-tax covered compensation or up to 10 percent of their after-tax covered compensation through salary deductions. The Company contributes 50 percent of every pre-tax dollar an employee contributes up to the first 6 percent of the employee's pre-tax covered compensation. Effective January 1, 1997, employees are fully vested in the employer's contributions immediately. In addition, the Company may make a discretionary annual profit-sharing contribution up to 2.5 percent of an employee's pay. This profit-sharing contribution is for all eligible employees, regardless of whether an employee is participating in the 401(k) plan, and depends on the Bank's annual financial performance. All employer contributions are tax deductible by the Company. The Company's combined matching contribution expense was $9 million, $9 million, $13 million and $9.5 million for the years ended December 31, 1995, 1996 and 1997 and the period ended September 30, 1998, respectively.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 revised the disclosures for pensions and other postretirement benefits. Adoption of SFAS No. 132 did not impact the Company's consolidated financial position, results of operations or cash flows, and any effect was limited to the form and content of its disclosures. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997.

NOTE 7 -- OTHER EXPENSES

    The detail of other expenses is as follows:

                                                                                           FOR THE NINE MONTHS
                                                          YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997        1997         1998
---------------------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                         (UNAUDITED)
Data processing....................................  $   18,557  $   22,140  $   25,973   $  19,115   $   20,462
Advertising and public relations...................      20,911      28,788      28,664      20,759       22,419
Printing and office supplies.......................      22,626      27,085      24,098      17,646       19,112
Regulatory assessments.............................      23,431       4,048       5,778       4,281        4,561
Professional services..............................      26,197      24,342      28,075      19,062       25,186
Merchant transaction processing fees...............      31,288      37,091      42,274      31,269       33,008
Communications.....................................      35,806      40,133      42,372      31,135       31,515
Other..............................................     117,908     114,400     129,251      89,291      111,933
                                                     ----------  ----------  ----------  -----------  ----------
  Total other expenses.............................  $  296,724  $  298,027  $  326,485   $ 232,558   $  268,196
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 7 -- OTHER EXPENSES (CONTINUED)
    In connection with the Merger, the Company incurred merger and integration expense of $117 million and $6 million for the years ended 1996 and 1997 and none for the nine months ended September 30, 1997, as summarized in the following table.

                                                                    YEARS ENDED DECEMBER    FOR THE NINE MONTHS
                                                                             31,            ENDED SEPTEMBER 30,
                                                                    ---------------------  ----------------------
(DOLLARS IN THOUSANDS)                                                 1996       1997        1997        1998
------------------------------------------------------------------  ----------  ---------  -----------  ---------
                                                                                           (UNAUDITED)
Balance, accrued merger and integration expense, beginning of
  period..........................................................  $   --      $  54,344   $  54,344   $  22,930
Provision for merger and integration costs........................     117,464      6,037       6,037      --
Utilization:
  Cash............................................................      40,155     35,809      32,351       2,901
  Noncash.........................................................      22,965      1,642         886       9,449
                                                                    ----------  ---------  -----------  ---------
    Total utilization.............................................      63,120     37,451      33,237      12,350
                                                                    ----------  ---------  -----------  ---------
Balance, accrued merger and integration expense, end of period....  $   54,344  $  22,930   $  27,144   $  10,580
                                                                    ----------  ---------  -----------  ---------
                                                                    ----------  ---------  -----------  ---------

    Total merger and integration expense of $124 million was recorded to cover $38 million of personnel expense for severance, retention and other employee related costs, $54 million for facilities expense related to redundant banking facilities, and $32 million in professional services and other expense. At September 30, 1998, the liability balance included amounts primarily for operating lease payments related to redundant banking facilities which are continuing over the expected term of the leases.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 8 -- INCOME TAXES

    The components of income tax expense (benefit) were as follows:

                                                                                            NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997        1997         1998
---------------------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                         (UNAUDITED)
Taxes currently payable:
  Federal..........................................  $   96,732  $   86,159  $  168,375   $ 133,625   $  176,517
  State............................................      42,356      23,180       8,441         870      (40,741)
  Foreign..........................................       3,430       2,895       2,092       1,640        2,860
                                                     ----------  ----------  ----------  -----------  ----------
    Total currently payable........................     142,518     112,234     178,908     136,135      138,636
                                                     ----------  ----------  ----------  -----------  ----------
Taxes deferred:
  Federal..........................................      34,839      47,575      49,437      34,451        9,780
  State............................................      16,005       3,455      10,499       4,283       (2,371)
  Foreign..........................................          (3)       (372)       (122)     --           --
                                                     ----------  ----------  ----------  -----------  ----------
    Total deferred.................................      50,841      50,658      59,814      38,734        7,409
                                                     ----------  ----------  ----------  -----------  ----------
    Total income tax expense.......................  $  193,359  $  162,892  $  238,722   $ 174,869   $  146,045
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------

    The components of the net deferred tax balances of the Company were as follows:

                                                                                 DECEMBER 31,
                                                                            ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                         1996        1997         1998
--------------------------------------------------------------------------  ----------  ----------  -------------
Deferred tax assets:
  Allowance for credit losses.............................................  $  195,128  $  169,769   $   182,125
  Accrued income & expense................................................      31,964      21,987        39,863
  Accrued merger expense..................................................      22,051      15,641         8,006
  Deferred state taxes....................................................      13,572      21,063         3,101
  Other...................................................................       2,567       7,585         6,930
                                                                            ----------  ----------  -------------
    Total deferred tax assets.............................................     265,282     236,045       240,025
                                                                            ----------  ----------  -------------
Deferred tax liabilities:
  Leasing.................................................................     276,922     297,891       317,263
  Depreciation............................................................      13,809      17,192         9,151
  Unrealized gain on securities available for sale........................       9,711      13,536        27,342
                                                                            ----------  ----------  -------------
    Total deferred tax liabilities........................................     300,442     328,619       353,756
                                                                            ----------  ----------  -------------
      Net deferred tax liability..........................................  $   35,160  $   92,574   $   113,731
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 8 -- INCOME TAXES (CONTINUED)
    The following table is an analysis of the effective tax rate.

                                                                              YEARS ENDED DECEMBER 31,         NINE MONTHS ENDED
                                                                                                                 SEPTEMBER 30,
                                                                        -------------------------------------  -----------------
                                                                           1995         1996         1997
                                                                           -----        -----        -----           1997
                                                                                                               -----------------
                                                                                                                  (UNAUDITED)
Federal income tax rate...............................................          35%          35%          35%             35%
Net tax effects of:
  State income taxes, net of federal income tax benefit...............           5            4            2               1
  Tax-exempt interest income..........................................          (1)          (1)          (1)             (1)
  Amortization of intangibles.........................................           1            1            1               1
  Other...............................................................          (2)           1       --                  (1)
                                                                                --           --           --              --
    Effective tax rate................................................          38%          40%          37%             35%
                                                                                --           --           --              --
                                                                                --           --           --              --


                                                                           1998
                                                                           -----

Federal income tax rate...............................................          35%
Net tax effects of:
  State income taxes, net of federal income tax benefit...............          (6)
  Tax-exempt interest income..........................................          (1)
  Amortization of intangibles.........................................           1
  Other...............................................................      --
                                                                                --
    Effective tax rate................................................          29%
                                                                                --
                                                                                --

    During 1997, the Company received a refund from the State of California Franchise Tax Board of approximately $25 million (net of federal taxes of $17 million) in settlement of litigation, administration and audit disputes covering the years 1975-1987. The refund was recorded as a reduction to state income tax expense.

    During the nine months ended September 30, 1998, a reduction in state income tax liabilities of approximately $52 million, net of federal tax, was recorded. Of the $52 million reduction, $29 million related to the reversal of previously accrued 1997 state income tax liabilities and $23 million related to a lower tax provision in 1998. The decrease in the effective tax rate in 1998 resulted from the Company's ability to file California franchise tax returns on a worldwide unitary basis, which incorporates the financial results of The Bank of Tokyo-Mitsubishi, Ltd. and its worldwide affiliates.

    Federal and state tax returns for several years are under or subject to examination by the respective taxing authorities. Although the ultimate outcome of such examinations cannot be determined at this time, management believes that the resolution of issues that have been or may be raised will not have a material adverse effect on the Company's consolidated financial position, cash flows or results of operations.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 9 -- BORROWED FUNDS

    The following is a summary of the major categories of borrowed funds.

                                                                      DECEMBER 31,
                                                               --------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                             1996          1997          1998
-------------------------------------------------------------  ------------  ------------  -------------
Federal funds purchased and securities sold under repurchase agreements with weighted average interest rates of 5.09%,
  5.38%, and 5.42% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................  $  1,322,654  $  1,335,884   $ 1,574,163
Commercial paper, with weighted average interest rates of
  5.34%, 5.64%, and 5.46% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................     1,495,463       966,575     1,417,077
Other borrowed funds, with weighted average interest rates of
  5.66%, 6.23%, and 6.03% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................       749,422       476,010       339,340
                                                               ------------  ------------  -------------
    Total borrowed funds.....................................  $  3,567,539  $  2,778,469   $ 3,330,580
                                                               ------------  ------------  -------------
                                                               ------------  ------------  -------------
Federal funds purchased and securities sold under repurchase agreements:
  Maximum outstanding at any month end.......................  $  1,322,654  $  1,575,930   $ 1,797,737
  Average balance during the period..........................       933,433     1,097,707     1,481,809
  Weighted average interest rate during the period...........          5.05%         5.33%         5.38%

Commercial paper:
  Maximum outstanding at any month end.......................  $  1,854,576  $  1,876,135   $ 1,918,700
  Average balance during the period..........................     1,620,087     1,637,070     1,641,425
  Weighted average interest rate during the period...........          5.40%         5.49%         5.52%

Other borrowed funds:
  Maximum outstanding at any month end.......................  $  1,697,236  $    851,694   $   438,151
  Average balance during the period..........................     1,119,051       635,900       323,082
  Weighted average interest rate during the period...........          5.59%         5.42%         5.78%

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK

    The following is a summary of capital notes which are subordinated to other obligations of the Company.

                                                                       DECEMBER 31,
                                                                  ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                               1996        1997         1998
----------------------------------------------------------------  ----------  ----------  -------------
Floating rate notes due June 2007. These notes bear interest at
  0.325% above 3-month London Interbank Offered Rate (LIBOR) and are payable to the holder of the note (The Bank of
  Tokyo-Mitsubishi, Ltd.).......................................  $   --      $  200,000   $   200,000
Floating rate notes due July 2000. These notes bear interest at
  0.30% above 3-month LIBOR.....................................      98,000      98,000        98,000
Floating rate notes due July 1997 and July 1998. These notes bear interest at 0.25% above 3-month LIBOR and are payable to
  The Bank of Tokyo-Mitsubishi, Ltd.............................     100,000      50,000       --
8.00% fixed rate notes due February 2002. The notes were called
  at par on February 25, 1997...................................     100,000      --           --
6.67% fixed rate notes due August 2002. The notes were called at
  par on August 20, 1997........................................      50,000      --           --
Fixed rate and floating rate notes matured in October 1997, with
  $23,000 bearing interest at fixed rates of 10.05% to 10.14%
  and notes totaling $11,000 bearing interest at 0.375% above
  3-month LIBOR.................................................      34,000      --           --
                                                                  ----------  ----------  -------------
    Total subordinated capital notes............................  $  382,000  $  348,000   $   298,000
                                                                  ----------  ----------  -------------
                                                                  ----------  ----------  -------------

    All of the above notes qualify as Tier 2 risk-based capital under the Federal Reserve guidelines for assessing regulatory capital. For the total risk-based capital ratio, the amount of notes which qualify as capital is reduced as the notes approach maturity. At December 31, 1996 and 1997, and September 30, 1998, $219 million, $239 million and $220 million, respectively, of the notes qualified as risk-based capital.

    Provisions of several of the notes restrict the use of the Company's property as security for borrowings, and place limitations on leases, indebtedness, distributions to shareholders, mergers, sales of certain assets, transactions with affiliates and changes in majority stock ownership of the Company.

    The following table presents the maturities of subordinated capital notes.

(DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------
Years ending December 31,
  2000............................................................................  $   98,000
  Years after 2003................................................................     200,000
                                                                                    ----------
    Total.........................................................................  $  298,000
                                                                                    ----------
                                                                                    ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK (CONTINUED)
    At December 31, 1996, the Company had outstanding 1,350,000 shares (or 5,400,000 depositary shares) of 8 3/8% Noncumulative Preferred Stock, Series A (Preferred Stock) totaling $135 million. On September 3, 1997, the Company redeemed all 1,350,000 outstanding shares of its Preferred Stock, reducing shareholders' equity by $135 million. The redemption price was equal to the stated value of $100 per share of Preferred Stock (equivalent to $25 per depositary share), plus $2 million in accrued and unpaid dividends to the redemption date. The redemption was funded by proceeds from the issuance of $200 million in subordinated capital notes in June 1997.

NOTE 11 -- DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The Company has a dividend reinvestment and stock purchase plan for shareholders. The plan allows shareholders to automatically reinvest all or part of their dividends in additional shares of the Company's common stock at a cost of 5 percent below the market price. Participating shareholders also have the option of purchasing additional shares at full market price with cash payments of $25 to $3,000 per quarter. The Company obtains shares required for reinvestment through open market purchases or by the issuance of new shares from its authorized but unissued stock. During the years ended December 31, 1995, 1996, and 1997, 1,862,034; 155,724 and 131,127 shares, respectively, were required for dividend reinvestment purposes, of which 1,862,034; 71,706 and 3,687 shares were considered new issuances, respectively. For the nine months ended September 30, 1997 and 1998, 112,383 and 64,488 shares, respectively, were required for dividend reinvestment purposes, of which 1,443 and 3,738 shares were considered new issuances, respectively. The Bank of Tokyo-Mitsubishi, Ltd. discontinued its participation in the plan after the quarter ended March 31, 1995 and did not participate in the plan as of September 30, 1998.

NOTE 12 -- MANAGEMENT STOCK PLAN

    The Company has a management stock plan (the Stock Plan) which has 6,600,000 shares of the Company's common stock authorized to be awarded to key employees and outside directors of the Company and its subsidiaries at the discretion of the Executive Compensation and Benefits Committee of the Board of Directors (the Committee). The combined number of shares that are granted under the Stock Plan cannot exceed 6,600,000 shares of the Company's common stock. Committee members and employees on rotational assignment from The Bank of Tokyo-Mitsubishi, Ltd. are not eligible for stock awards.

    The Committee determines the term of each stock option grant, up to a maximum of ten years from the date of grant. The exercise price of the options issued under the Stock Plan shall not be less than the fair market value on the date the option is granted. Unvested restricted stock issued under the Stock Plan is shown as a reduction to retained earnings. The value of the restricted shares at the date of grant is amortized to compensation expense over its vesting period. All cancelled or forfeited options and restricted stock become available for future grants.

    In the years ended 1995, 1996 and 1997, and the nine months ended September 30, 1997 and 1998, the Company granted options to various key employees, including principal officers, under the Stock Plan. The stock options vest pro rata on each anniversary of the grant date and become fully exercisable three years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of stock option transactions under the Stock
Plan.

                                                                 YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------
                                            1995                           1996                           1997
                                -----------------------------  -----------------------------  -----------------------------
                                NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                                  SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE
                                ----------  -----------------  ----------  -----------------  ----------  -----------------
Options outstanding, beginning
  of year.....................     740,502      $    9.94       1,082,106      $   10.42       1,263,807      $   12.13
  Granted.....................     389,100          11.25         277,200          18.29         441,900          22.13
  Exercised...................     (47,496)          9.83         (80,496)         10.69        (289,029)         10.84
  Forfeited...................      --             --             (15,003)        --             (19,500)         22.13
                                ----------                     ----------         ------      ----------
Options outstanding, end of
  year........................   1,082,106      $   10.42       1,263,807      $   12.13       1,397,178      $   15.41
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------
Options exercisable, end of
  year........................     407,466      $    9.78         686,145      $   10.38         712,107      $   11.50
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------

                                               NINE MONTHS ENDED SEPTEMBER 30,
                                 ------------------------------------------------------------
                                             1997                           1998
                                 -----------------------------  -----------------------------
                                 NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                                   SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE
                                 ----------  -----------------  ----------  -----------------
                                          (UNAUDITED)
Options outstanding, beginning
  of period....................   1,263,807      $   12.13       1,397,178      $   15.41
  Granted......................     441,900          22.13         533,850          35.08
  Exercised....................    (220,332)         10.88        (118,245)         12.12
  Forfeited....................     (19,500)         22.13          (9,501)         30.03
                                 ----------                     ----------
Options outstanding, end of
  period.......................   1,465,875      $   15.19       1,803,282      $   21.38
                                 ----------                     ----------
                                 ----------                     ----------
Options exercisable, end of
  period.......................     753,303      $   11.18         938,679      $   13.72
                                 ----------                     ----------
                                 ----------                     ----------

    The weighted-average fair value of options granted was $3.13, $6.00, and $6.94 for the years ended 1995, 1996 and 1997, respectively, and $6.94 and $11.99 for the nine months ended September 30, 1997 and 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)

    The following table summarizes information about stock options outstanding.

                        OPTIONS OUTSTANDING AT SEPTEMBER 30, 1998          OPTIONS EXERCISABLE AT
                     ------------------------------------------------        SEPTEMBER 30, 1998
                                  WEIGHTED-AVERAGE                     ------------------------------
     RANGE OF          NUMBER        REMAINING      WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
  EXERCISE PRICES    OUTSTANDING  CONTRACTUAL LIFE   EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
-------------------  -----------  ----------------  -----------------  -----------  -----------------
    $6.67-9.08          229,008      4.5 years          $    8.54         229,008       $    8.54
    11.25-12.83         403,254         5.6                 11.78         403,254           11.78
    18.29-22.13         643,470         7.7                 20.72         306,417           20.15
       35.08            527,550         9.6                 35.08          --              --
                     -----------                                       -----------
                      1,803,282                                           938,679
                     -----------                                       -----------
                     -----------                                       -----------

    In the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, the Company also granted 231,210, 133,440, 178,320, 176,970 and
181,785 shares, respectively, of restricted stock to key officers, including executive officers, under the Stock Plan. The awards of restricted stock vest pro rata on each anniversary of the grant date and become fully vested four years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions. Restricted shareholders have the right to vote their restricted shares and receive dividends.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of restricted stock transaction under the Stock Plan.

                                                                 YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------
                                            1995                           1996                           1997
                                -----------------------------  -----------------------------  -----------------------------
                                            WEIGHTED-AVERAGE               WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE
                                  SHARES       FAIR VALUE        SHARES       FAIR VALUE        SHARES       FAIR VALUE
                                ----------  -----------------  ----------  -----------------  ----------  -----------------
Restricted stock awards
 outstanding, beginning of
 year.........................     817,608      $    8.25       1,044,951      $    8.99       1,166,820      $   10.04
  Granted.....................     231,210          11.61         133,440          18.29         178,320          22.18
  Cancelled...................      (3,867)          9.72         (11,571)         10.78          (7,923)         20.08
                                ----------                     ----------                     ----------
Restricted stock awards
 outstanding, end of year.....   1,044,951      $    8.99       1,166,820      $   10.04       1,337,217      $   11.59
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------
Restricted stock awards
 vested, end of year..........     568,449      $    7.81         764,670      $    8.35         942,738      $    9.17
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------

                                              NINE MONTHS ENDED SEPTEMBER 30,
                                ------------------------------------------------------------
                                            1997                           1998
                                -----------------------------  -----------------------------
                                            WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE
                                  SHARES       FAIR VALUE        SHARES       FAIR VALUE
                                ----------  -----------------  ----------  -----------------
                                         (UNAUDITED)
Restricted stock awards
 outstanding, beginning of
 period.......................   1,166,820      $   10.04       1,337,217      $   11.59
  Granted.....................     176,970          22.13         181,785          33.46
  Cancelled...................      (4,845)         19.98         (13,404)         22.61
                                ----------                     ----------
Restricted stock awards
 outstanding, end of period...   1,338,945          11.60       1,505,598          14.13
                                ----------                     ----------
                                ----------                     ----------
Restricted stock awards
 vested, end of period........     932,856           9.10       1,105,791          10.07
                                ----------                     ----------
                                ----------                     ----------

    At December 31, 1995, 1996 and 1997, and September 30, 1997 and 1998,
1,342,449, 958,383, 3,365,586, 3,363,858, and 2,672,856 shares, respectively, were available for future grants as either stock options or restricted stock under the Stock Plan.

    The Company follows the intrinsic value based method in accounting for its employee stock-based compensation plan. Accordingly, no compensation cost has been recognized for its stock option grants. Had compensation cost for the Company's stock-based plan been determined based on the fair value at the grant dates for awards under that plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would have decreased to the

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED) pro forma amounts indicated in the following table. Options that were granted prior to January 1, 1995 with vesting periods in 1995 and later are excluded from the pro forma results indicated for 1996 and 1995 in the following table.

                                                                                        NINE MONTHS
                                                   YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE       ----------------------------------  -----------------------
DATA)                                            1995        1996        1997                     1998
--------------------------------------------  ----------  ----------  ----------     1997      ----------
                                                                                  -----------
                                                                                  (UNAUDITED)
Net income..................     As reported  $  312,942  $  249,458  $  411,296   $ 318,851   $  352,365
                                   Pro forma     312,691     248,874     410,068     317,771      350,257
Net income applicable to
 common stock...............     As reported  $  301,637  $  238,152  $  403,696   $ 311,251   $  352,365
                                   Pro forma     301,386     237,568     402,468     310,171      350,257
Net income per common share
 -- basic...................     As reported  $     1.74  $     1.37  $     2.31   $    1.78   $     2.01
                                   Pro forma        1.73        1.36        2.30        1.78         2.00
Net income per common share
 -- diluted.................     As reported  $     1.73  $     1.36  $     2.30   $    1.78   $     2.01
                                   Pro forma        1.73        1.36        2.30        1.77         1.99

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants made in the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998: risk-free interest rates of 7.1%, 6.3%, 6.6%, 6.6% and 5.8% in the years ended 1995, 1996 and 1997 and nine months ended September 30, 1997 and 1998, respectively; expected volatility of 28%, 28%, 26%, 26% and 29% in the years ended 1995, 1996 and 1997, and the nine months ended September 30, 1997 and 1998, respectively; expected lives of 7 years for the years ended 1995 and 1996, respectively, and 6 years for the year ended 1997 and nine months ended September 30, 1997 and 1998; and expected dividend yields of 4.2%, 2.6%, 2.1%, 2.1% and 1.5% in the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, respectively.

    Effective January 1, 1997, the Company established a Performance Share Plan. Eligible participants may earn performance share awards to be redeemed in cash three years after the date of grant. Performance shares are linked to shareholder value in two ways: (1) the market price of the Company's common stock, and (2) return on assets, a performance measure closely linked to value creation. Eligible participants generally receive grants of performance shares annually. The total number of performance shares granted under the plan cannot exceed 600,000 and the Company granted 14,400 and 24,900 shares in the year ended 1997 and nine months ended September 30, 1998, respectively. For the nine months ended September 30, 1998 2,400 performance shares were forfeited. The value of a performance share is equal to the market price of the Company's common stock. All cancelled or forfeited performance shares become available for future grants.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is the amount which would be exchanged between willing parties, other than in a forced or liquidation sale. All of the fair values presented below are as of their respective period ends and have been made under this definition of fair value unless otherwise disclosed.

    It is management's belief that the fair values presented below are reasonable based on the valuation techniques and data available to the Company as of December 31, 1996 and 1997, and September 30, 1998, as more fully described below. It should be noted that the operations of the Company are managed on a going concern basis and not a liquidation basis. As a result, the ultimate value realized for the financial instruments presented could be substantially different when actually recognized over time through the normal course of operations. Additionally, a substantial portion of an institution's inherent value is its capitalization and franchise value. Neither of these components have been given consideration in the presentation of fair values which follow.

    The table below presents the carrying value and fair value of the specified assets and liabilities held by the Company.

                                                                  DECEMBER 31,
                                          -------------------------------------------------------------
                                                      1996                            1997
                                          -----------------------------   -----------------------------
                                            CARRYING                        CARRYING
(DOLLARS IN THOUSANDS)                        VALUE        FAIR VALUE         VALUE        FAIR VALUE
----------------------------------------  -------------   -------------   -------------   -------------
ASSETS
Cash and cash equivalents...............  $   3,937,697   $   3,937,697   $   3,199,455   $   3,199,455
Trading account assets..................        465,782         465,782         394,313         394,313
Securities available for sale...........      2,164,197       2,164,197       2,538,386       2,538,386
Securities held to maturity.............        268,196         274,405         188,775         193,115
Loans, net of allowance for credit
  losses(1).............................     19,725,793      20,003,603      21,414,856      21,636,650

LIABILITIES
Deposits:
  Noninterest bearing...................      7,655,109       7,655,109       8,849,544       8,849,544
  Interest bearing......................     13,877,851      13,885,504      14,446,830      14,453,029
                                          -------------   -------------   -------------   -------------
    Total deposits......................     21,532,960      21,540,613      23,296,374      23,302,573
Borrowed funds..........................      3,567,539       3,567,836       2,778,469       2,775,531
Subordinated capital notes..............        382,000         388,388         348,000         348,000


                                                  SEPTEMBER 30,
                                                      1998
                                          -----------------------------
                                            CARRYING
(DOLLARS IN THOUSANDS)                        VALUE        FAIR VALUE
----------------------------------------  -------------   -------------
ASSETS
Cash and cash equivalents...............  $   2,974,544   $   2,974,544
Trading account assets..................        357,515         357,515
Securities available for sale...........      3,200,376       3,200,376
Securities held to maturity.............        162,018         165,807
Loans, net of allowance for credit
  losses(1).............................     22,010,357      22,821,780
LIABILITIES
Deposits:
  Noninterest bearing...................      9,674,118       9,674,118
  Interest bearing......................     13,989,011      14,001,157
                                          -------------   -------------
    Total deposits......................     23,663,129      23,675,275
Borrowed funds..........................      3,330,580       3,328,780
Subordinated capital notes..............        298,000         298,000

------------

(1) Excludes the book value of leases of $800 million, $875 million and $1,014 million at December 31, 1996 and 1997, and September 30, 1998, respectively.

    The Company is also a party to financial instruments that are not reflected on the balance sheet but represent obligations of the Company in the normal course of business. For information regarding the fair value of off-balance sheet financial instruments, see Note 14.

    The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value.

    CASH AND CASH EQUIVALENTS: The book value of cash and cash equivalents is considered a reasonable estimate of fair value.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    TRADING ACCOUNT ASSETS: Trading account assets are short term in nature and valued at market based on quoted market prices or dealer quotes. If a quoted market price is not available, the recorded amounts are estimated using quoted market prices for similar securities. Thus, carrying value is considered a reasonable estimate of fair value for these financial instruments.

    SECURITIES: The fair value of securities is based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Available for sale securities are carried at their aggregate fair value, while held to maturity securities are carried at amortized cost.

    LOANS: The fair value for performing fixed and non-reference rate loans was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities.

    The fair value of performing loans tied to the Company's reference rate with normal credit risk is assumed to approximate their book value. The fair value for these floating rate loans with increasing credit risk was estimated by calculating their present value using a yield the Company would currently require for loans with similar terms to borrowers with similar credit quality.

    Loans which are on nonaccrual status were not included in the loan valuation methods discussed previously. The fair value of these assets was estimated assuming these loans were sold on a liquidation basis.

    The fair value of performing mortgage loans was based on quoted market prices for loans with similar credit and interest rate risk characteristics.

    The fair value of performing credit card loans and credit lines is assumed to approximate their book value. The fair value was estimated for credit lines which were past due at December 31, 1996 and 1997, and September 30, 1998, and credit card loans which were past due at December 31, 1996 and 1997, by segregating them according to their past due status and then discounting them based on the Company's historical probability of loss.

    NONINTEREST BEARING DEPOSITS: The fair value of noninterest bearing deposits is the amount payable on demand at the reporting date. The fair value of the demand deposit intangible has not been estimated.

    INTEREST BEARING DEPOSITS: The fair value of savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit was estimated using rates currently being offered on certificates with similar maturities.

    BORROWED FUNDS: The book values of federal funds purchased, securities sold under repurchase agreements and other short-term borrowings are assumed to approximate their fair value due to their limited duration characteristics. The fair value for commercial paper and term federal funds purchased was estimated using market quotes.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    SUBORDINATED CAPITAL NOTES: The fair value of fixed-rate subordinated capital notes was estimated using discounted cash flows based on market rates for A-rated bank borrowings. The book values for variable-rate subordinated capital notes are assumed to approximate fair market value.

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Company is a party to certain derivative and other financial instruments that are not reflected on the balance sheet but represent obligations or assets of the Company in the normal course of business. These financial instruments are used for trading activities of the Company, to meet the needs of customers and to reduce the impact on the Company's operating results due to market fluctuations in currency or interest rates.

    These financial instruments involve, to varying degrees, elements of credit and market risk which are not recognized on the balance sheet. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform in accordance with the terms of the contract which exceeds the value of the existing collateral, if any. Market risk is the possibility that future changes in market conditions may make the financial instrument less valuable.

  DERIVATIVE INSTRUMENTS

    The fair value of the derivative financial instruments was calculated based on quoted market prices where available or if quoted market prices were not available, the Company used the estimated amount it would receive or pay to offset or terminate the agreements based upon the terms of such contracts relative to prevailing interest rates.

  TRADING ACTIVITIES IN DERIVATIVE INSTRUMENTS

    The following table reflects the Company's positions relating to trading activities in derivative instruments. Trading activities include both activities for the Company's own account and for customers. At December 31, 1996 and 1997, and September 30, 1998, the majority of the Company's derivative transactions for customers are hedged with essentially offsetting contracts with other counterparties. The average fair value of derivatives held or written for trading purposes during the periods is not significant. The notional amount of derivative instruments reflects the extent of the Company's involvement in these instruments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk. Notional amounts are not exchanged, but serve as a point of reference for calculating payments.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    The following is a summary of derivative instruments held or written for trading purposes.

                                                                            DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                           1996                                      1997
                                          ---------------------------------------   ---------------------------------------
                                           NOTIONAL       CREDIT       ESTIMATED     NOTIONAL       CREDIT       ESTIMATED
(DOLLARS IN THOUSANDS)                      AMOUNTS       RISK(1)     FAIR VALUE      AMOUNTS       RISK(1)     FAIR VALUE
----------------------------------------  -----------   -----------   -----------   -----------   -----------   -----------

HELD OR WRITTEN FOR TRADING PURPOSES AND
  CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...............  $  403,602    $     2,813   $  (11,735)   $   531,330   $       366   $  (34,304)
  Commitments to sell...................     530,923         18,958       14,759        709,512        40,671       40,274
Foreign exchange OTC options:
  Options purchased.....................      --            --            --             46,533       --              (634)
  Options written.......................      --            --            --             46,533           637          637
Currency swap agreements:
  Commitments to pay....................      64,817          4,821        3,193         55,725       --            (5,971)
  Commitments to receive................      38,417          1,628        1,595         55,725         5,971        5,971
Interest rate contracts:
  Caps purchased........................     994,605          1,858        1,837      1,189,791           796          796
  Floors purchased......................     147,250          1,149        1,149        119,000           612          612
  Caps written..........................     994,605             21       (1,838)     1,189,791       --              (796)
  Floors written........................     147,250        --            (1,149)       119,000       --              (612)
  Swap contracts:
    Pay variable/receive variable.......      10,000             28            1         58,000           301       --
    Pay fixed/receive variable..........     788,165          1,064      (17,592)       976,180           364      (29,579)
    Pay variable/receive fixed..........     788,165         19,623       18,674        976,180        30,240       29,926

                                                       SEPTEMBER 30,
                                          ---------------------------------------

                                                           1998
                                          ---------------------------------------
                                           NOTIONAL       CREDIT       ESTIMATED
(DOLLARS IN THOUSANDS)                      AMOUNTS       RISK(1)     FAIR VALUE
----------------------------------------  -----------   -----------   -----------
HELD OR WRITTEN FOR TRADING PURPOSES AND
  CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...............  $   427,961   $     5,250   $   (7,046)
  Commitments to sell...................      562,922        14,594        8,120
Foreign exchange OTC options:
  Options purchased.....................        4,000            74           74
  Options written.......................        4,000       --               (74)
Currency swap agreements:
  Commitments to pay....................       46,725       --            (6,915)
  Commitments to receive................       46,725         7,031        7,031
Interest rate contracts:
  Caps purchased........................    1,115,260           644          644
  Floors purchased......................      141,314         1,382        1,382
  Caps written..........................    1,115,260       --              (644)
  Floors written........................      141,314       --            (1,382)
  Swap contracts:
    Pay variable/receive variable.......       58,000           381       --
    Pay fixed/receive variable..........    1,048,142         1,506      (51,803)
    Pay variable/receive fixed..........    1,048,142        55,151       53,697

---------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

  ASSET AND LIABILITY MANAGEMENT DERIVATIVE INSTRUMENTS

    Derivative positions are integral components of the Company's designated asset and liability management activities. Therefore, the Company does not believe it is meaningful to separately analyze the derivatives component of its risk management activities in isolation from related positions. The Company uses interest rate derivative instruments as part of its management of asset and liability positions. Derivatives are used to manage interest rate risk relating to specified groups of assets and liabilities, including LIBOR based commercial loans, deposit liabilities and certain subordinated capital notes. The Company uses foreign currency forward contracts as a means of managing foreign exchange rate risk associated with assets or liabilities denominated in foreign currencies.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    The following table reflects summary information on derivative contracts used to hedge or modify the Company's risk as of December 31, 1996 and 1997, and September 30, 1998. Amounts included in the fair value column do not include gains or losses from changes in the value of the underlying asset or liability being hedged. Notional amounts are not exchanged, but serve as a point of reference for calculating payments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk.

                                                                                  DECEMBER 31, 1996
                                                                 ---------------------------------------------------
                                                                                UNAMORTIZED
                                                                   NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                             AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
---------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase......................................  $    129,264    $  --        $   1,628   $  (2,286)
  Commitments to sell..........................................         4,142       --               52          22
Currency swap agreements:
  Commitments to pay...........................................       --            --           --          --
Interest rate contracts:
  Caps purchased...............................................        15,740       --           --          --
  Floors purchased.............................................     2,050,000        6,309        9,750       9,750
  Caps written.................................................       250,000         (709)         509         509
  Floors written...............................................       500,000       (1,016)         391         391
  Swap contracts:
    Pay fixed/receive variable.................................       114,086       --              241        (851)
    Pay variable/receive fixed.................................       847,000       --            3,775       2,398

------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

                                                                                  DECEMBER 31, 1997
                                                                 ---------------------------------------------------
                                                                                UNAMORTIZED
                                                                   NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                             AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
---------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase......................................  $    341,298    $  --        $     862   $  (5,055)
  Commitments to sell..........................................        51,754       --               35        (822)
Currency swap agreements:
  Commitments to pay...........................................        26,400       --            2,590       2,590
Interest rate contracts:
  Caps purchased...............................................        15,420       --           --          --
  Floors purchased.............................................     3,550,000       11,730        4,040       4,040
  Caps written.................................................       250,000         (335)         273         273
  Floors written...............................................     1,850,000         (534)      --          (1,309)
  Swap contracts:
    Pay fixed/receive variable.................................       --            --           --          --
    Pay variable/receive fixed.................................       575,000       --            2,302       2,302

------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                                                                                SEPTEMBER 30, 1998
                                                                ---------------------------------------------------
                                                                               UNAMORTIZED
                                                                  NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                            AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
--------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase.....................................  $    183,142    $  --        $   3,724   $   1,570
  Commitments to sell.........................................        61,371       --              105         (91)
Currency swap agreements:
  Commitments to pay..........................................        26,400       --            3,501       3,501
Interest rate contracts:
  Caps purchased..............................................       --            --           --          --
  Floors purchased............................................     2,800,000        7,125       34,586      34,586
  Caps written................................................       250,000          (55)      --          --
  Floors written..............................................     1,600,000          (53)                  (7,764)
  Swap contracts:
    Pay fixed/receive variable................................       --            --           --
    Pay variable/receive fixed................................       525,000       --                       14,495

------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
  OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    Commitments to extend credit are legally binding agreements to lend to a customer provided there are no violations of any condition established in the contract. Commitments have fixed expiration dates or other termination clauses and may require payment of a fee or maintenance of compensatory balances. Such fees are deferred and, upon partial or full exercise of the commitment, amortized over the life of the loan or, if exercise is deemed remote, amortized over the commitment period. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future cash requirements. With respect to commitments to extend credit and letters of credit, the Company's exposure to credit risk in the event of nonperformance by customers is represented by the contractual amount of those instruments.

    Standby letters of credit are provided to customers to assure their performance to a third party, generally in the production of goods and services or under contractual commitments in the financial markets. Commercial letters of credit are issued to customers to facilitate foreign or domestic trade transactions. The Company charges fees for the issuance of standby and commercial letters of credit. The majority of these type of commitments have terms of one year or less and any fees charged are recognized as noninterest income upon extension of the commitment. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers and is represented by the contractual amount of those instruments. When deemed necessary, the Company holds appropriate collateral supporting those commitments. Management does not anticipate any material losses as a result of these transactions.

    The Company uses the same credit underwriting policies in granting or accepting such commitments or contingent obligations as it does for on-balance sheet instruments, by evaluating customers' credit-worthiness. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's evaluation of the customer. The nature of the collateral varies but may include deposits held in financial institutions, marketable securities, accounts receivable, inventory, property, equipment and real estate. The Company also provides for potential losses from either commitments to extend credit or standby letters of credit as a component of its evaluation in determination of the adequacy of its allowance for credit losses and resulting level of provision charged against current period earnings.

    The Company's pricing of these financial instruments is based on the credit quality and other covenants or requirements. Management believes that the current fees assessed on these off-balance sheet items represent market rates which would be charged for similar agreements. Based on this belief, the Company feels that the carrying amounts are reasonable estimates of the fair value of these financial instruments. At December 31, 1996 and 1997, and September 30, 1998, fair value represents management's

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
estimate of the unamortized fee income associated with these instruments. The following is a summary of other financial instruments with off-balance sheet risk.

                                                         DECEMBER 31,
                                      --------------------------------------------------
                                                                                               SEPTEMBER 30,
                                                1996                      1997                      1998
                                      ------------------------  ------------------------  ------------------------
                                       CONTRACTUAL     FAIR      CONTRACTUAL     FAIR      CONTRACTUAL     FAIR
(DOLLARS IN THOUSANDS)                   AMOUNTS       VALUE       AMOUNTS       VALUE       AMOUNTS       VALUE
------------------------------------  -------------  ---------  -------------  ---------  -------------  ---------
Commitments to extend credit........  $  12,500,677  $   6,185  $  15,111,062  $  27,571  $  15,036,195  $  29,552
Standby letters of credit...........      2,610,123      2,808      2,289,878      5,776      2,562,523      6,749
Other letters of credit.............        336,101     --            314,594     --            282,866     --

    The Company conducts securities lending transactions for institutional customers as a fully disclosed agent, and, at times, indemnifies its customers against counterparty default. All lending transactions are collateralized, primarily by cash. The amount of securities lent with indemnification was $1,170 million, $1,268 million and $1,162 million at December 31, 1996 and 1997, and September 30, 1998, respectively. The market value of the associated collateral was $1,195 million, $1,294 million and $1,185 million at December 31, 1996 and 1997, and September 30, 1998, respectively.

NOTE 15 -- RESTRICTIONS ON CASH AND DUE FROM BANKS, SECURITIES, LOANS AND
           DIVIDENDS

    Federal Reserve Board regulations require the Bank to maintain reserve balances based on the types and amounts of deposits received. Average reserve balances were approximately $291 million, $339 million and $241 million for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, respectively.

    As of December 31, 1996 and 1997, and September 30, 1998, securities carried at $1.7 billion at each date, and loans of $1.8 billion, $2.7 billion and $2.7 billion, respectively, were pledged as collateral for borrowings, to secure public and trust department deposits, and for repurchase agreements as required by contract or law.

    The Federal Reserve Act restricts the extension of credit by the Bank to The Bank of Tokyo-Mitsubishi, Ltd. and affiliates and to UnionBanCal Corporation and its non-bank subsidiaries and requires that such loans be secured by certain types of collateral. At September 30, 1998, such extensions of credit were not material.

    The payment of dividends by the Bank to UnionBanCal Corporation is subject to the approval of the Office of the Comptroller of the Currency (OCC) if the total of all dividends declared in any calendar year exceeds certain calculated amounts. The payment of dividends is also limited by minimum capital requirements imposed on national banks by the OCC. At September 30, 1998, the Bank could have declared dividends aggregating $321 million without prior regulatory approval.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS

    The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies, including minimum capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 1998, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

    As of December 31, 1996, 1997, and September 30, 1998 the most recent notification from the OCC categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized", the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Company's and the Bank's capital amounts and ratios are presented in the following tables.

                                                                             FOR CAPITAL
                                          ACTUAL                          ADEQUACY PURPOSES
                                --------------------------   --------------------------------------------
(DOLLARS IN THOUSANDS)             AMOUNT         RATIO             AMOUNT                  RATIO
------------------------------  -------------   ----------   --------------------   ---------------------
CAPITAL RATIOS FOR THE
  COMPANY:
As of December 31, 1996:
  Total capital (to
    risk-weighted assets).....  $   2,946,654        11.17%  > or = $   2,111,223         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,395,580         9.08      > or =  1,055,612         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,395,580         8.41      > or =  1,139,855         > or = 4.0
As of December 31, 1997:
  Total capital (to
    risk-weighted assets).....  $   3,188,173        11.05%  > or = $   2,308,988         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,587,071         8.96      > or =  1,154,494         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,587,071         8.53      > or =  1,213,381         > or = 4.0
As of September 30, 1998:
  Total capital (to
    risk-weighted assets).....  $   3,474,632        11.51%  > or = $   2,414,158         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,876,605         9.53      > or =  1,207,079         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,876,605         9.37      > or =  1,227,857         > or = 4.0

------------

(1)  Excludes certain intangible assets

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

                                                                                      FOR CAPITAL
                                                     ACTUAL                        ADEQUACY PURPOSES
                                          -----------------------------   ------------------------------------
(DOLLARS IN THOUSANDS)                       AMOUNT           RATIO              AMOUNT              RATIO
----------------------------------------  -------------      ------       --------------------   -------------
CAPITAL RATIOS FOR THE BANK:
As of December 31, 1996:
  Total capital (to risk-weighted
    assets).............................  $   2,746,285           10.51%  > or = $   2,090,910      > or =%8.0
  Tier 1 capital (to risk-weighted
    assets).............................      2,208,392            8.45      > or =  1,045,455      > or = 4.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................      2,208,392            7.76      > or =  1,138,211      > or = 4.0

As of December 31, 1997:
  Total capital (to risk-weighted
    assets).............................  $   3,025,030           10.58%  > or = $   2,286,296      > or =%8.0
  Tier 1 capital (to risk-weighted
    assets).............................      2,527,468            8.84      > or =  1,143,148      > or = 4.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................      2,527,468            8.35      > or =  1,210,898      > or = 4.0

As of September 30, 1998:
  Total capital (to risk-weighted
    assets).............................  $   3,304,538           11.06%  > or = $   2,389,402      > or =%8.0
  Tier 1 capital (to risk-weighted
    assets).............................      2,810,368            9.41      > or =  1,194,701      > or = 4.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................      2,810,368            9.14      > or =  1,230,394      > or = 4.0

                                                 TO BE WELL CAPITALIZED
                                                UNDER PROMPT CORRECTIVE
                                                   ACTION PROVISIONS
                                          ------------------------------------
(DOLLARS IN THOUSANDS)                           AMOUNT              RATIO
----------------------------------------  --------------------   -------------
CAPITAL RATIOS FOR THE BANK:
As of December 31, 1996:
  Total capital (to risk-weighted
    assets).............................  > or = $   2,613,638     > or = 10.0%
  Tier 1 capital (to risk-weighted
    assets).............................     > or =  1,568,183     > or =  6.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................     > or =  1,422,764     > or =  5.0
As of December 31, 1997:
  Total capital (to risk-weighted
    assets).............................  > or = $   2,857,870     > or = 10.0%
  Tier 1 capital (to risk-weighted
    assets).............................     > or =  1,714,722     > or =  6.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................     > or =  1,513,622     > or =  5.0
As of September 30, 1998:
  Total capital (to risk-weighted
    assets).............................  > or = $   2,986,753     > or = 10.0%
  Tier 1 capital (to risk-weighted
    assets).............................     > or =  1,792,052     > or =  6.0
  Tier 1 capital (to quarterly average
    assets)(1)..........................     > or =  1,537,992     > or =  5.0

------------

(1)  Excludes certain intangible assets.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 17 -- EARNINGS PER SHARE (EPS)

    Basic EPS is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS is computed based on the weighted average number of common shares outstanding adjusted for common stock equivalents, which include stock options. The following table presents a reconciliation of basic and diluted EPS for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 30, 1997 and 1998, in accordance with SFAS No. 128:

                                   YEARS ENDED
                                   DECEMBER 31,
                                ------------------
                                       1995
(AMOUNTS IN THOUSANDS,          ------------------
EXCEPT PER SHARE DATA)           BASIC    DILUTED
------------------------------  --------  --------
Net Income....................  $312,942  $312,942
Less:
  Preferred stock dividends...   (11,305)  (11,305)
                                --------  --------
Income available to common
  shareholders................  $301,637  $301,637
                                --------  --------
                                --------  --------
Weighted average common shares
  outstanding.................   173,806   173,806
Additional shares due to:
  Assumed conversion of
    dilutive stock options....     --          293
                                --------  --------
Adjusted weighted average
  common shares outstanding...   173,806   174,099
                                --------  --------
                                --------  --------
Net income per share..........  $   1.74  $   1.73
                                --------  --------
                                --------  --------


                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                        --------------------------------------

                                       1996                1997                1997                1998
(AMOUNTS IN THOUSANDS,          ------------------  ------------------  ------------------  ------------------
EXCEPT PER SHARE DATA)           BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED
------------------------------  --------  --------  --------  --------  --------  --------  --------  --------
Net Income....................  $249,458  $249,458  $411,296  $411,296  $318,851  $318,851  $352,365  $352,365
Less:
  Preferred stock dividends...   (11,306)  (11,306)   (7,600)   (7,600)   (7,600)   (7,600)    --        --
                                --------  --------  --------  --------  --------  --------  --------  --------
Income available to common
  shareholders................  $238,152  $238,152  $403,696  $403,696  $311,251  $311,251  $352,365  $352,365
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------
Weighted average common shares
  outstanding.................   174,391   174,391   174,683   174,683   174,615   174,615   175,091   175,091
Additional shares due to:
  Assumed conversion of
    dilutive stock options....     --          393     --          506     --          456     --          638
                                --------  --------  --------  --------  --------  --------  --------  --------
Adjusted weighted average
  common shares outstanding...   174,391   174,784   174,683   175,189   174,615   175,071   175,091   175,729
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------
Net income per share..........  $   1.37  $   1.36  $   2.31  $   2.30  $   1.78  $   1.78  $   2.01  $   2.01
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------

    Options to purchase 277,200 shares of common stock at $18 per share were outstanding but not included in the computation of diluted EPS in 1996 because the options were anti-dilutive. Options to purchase 422,400 shares of common stock at $22 per share and options to purchase 527,550 shares of common stock at $35 per share were outstanding but not included in the computation of diluted EPS for the nine months ended September 30, 1997 and 1998, respectively, because the options were anti-dilutive.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 18 -- COMPREHENSIVE INCOME

    The following is a summary of the components of accumulated other comprehensive income:

                                                                                                    FOR THE NINE MONTHS
                                                                   YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                                              ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                           1995        1996        1997                     1998
------------------------------------------------------------  ----------  ----------  ----------     1997      ----------
                                                                                                  -----------
                                                                                                  (UNAUDITED)
Net unrealized gain (loss) on securities available for sale, net of reclassification adjustment:
  Beginning balance.........................................  $   (8,838) $   24,900  $   14,064   $  14,064   $   19,886
  Net unrealized gain (loss) on securities available for
    sale during the period, before tax......................      53,890     (13,409)     11,908      10,626       41,378
  Income tax (expense) benefit..............................     (20,586)      5,297      (4,370)     (4,229)     (15,766)
  Less: reclassification adjustment for net realized (gain)
    loss on securities available for sale included in net
    income during the period, before tax....................         702      (4,502)     (2,711)     (2,098)      (5,579)
  Plus: income tax expense (benefit)........................        (268)      1,778         995         857        1,960
                                                              ----------  ----------  ----------  -----------  ----------
Net activity................................................      33,738     (10,836)      5,822       5,156       21,993
                                                              ----------  ----------  ----------  -----------  ----------
Ending balance..............................................      24,900      14,064      19,886      19,220       41,879
                                                              ----------  ----------  ----------  -----------  ----------
Foreign currency translation adjustments:
  Beginning balance.........................................      (1,092)     (1,240)     (3,183)     (3,183)     (12,458)
  Foreign currency translation adjustments during the
    period, before tax......................................        (239)     (3,212)    (14,652)     (2,785)        (153)
  Income tax benefit........................................          91       1,269       5,377       1,128           62
                                                              ----------  ----------  ----------  -----------  ----------
Net activity................................................        (148)     (1,943)     (9,275)     (1,657)         (91)
                                                              ----------  ----------  ----------  -----------  ----------
Ending balance..............................................      (1,240)     (3,183)    (12,458)     (4,840)     (12,549)
                                                              ----------  ----------  ----------  -----------  ----------
Other comprehensive income..................................  $   33,590  $  (12,779) $   (3,453)  $   3,499   $   21,902
                                                              ----------  ----------  ----------  -----------  ----------
                                                              ----------  ----------  ----------  -----------  ----------
Accumulated other comprehensive income......................  $   23,660  $   10,881  $    7,428   $  14,380   $   29,330
                                                              ----------  ----------  ----------  -----------  ----------
                                                              ----------  ----------  ----------  -----------  ----------

NOTE 19 -- CONTINGENCIES

    The Company is subject to various pending and threatened legal actions which arise in the normal course of business. The Company maintains reserves for losses from legal actions which are both probable and estimable. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Company's financial position or results of operations.

NOTE 20 -- TRANSACTIONS WITH AFFILIATES

    The Company has had, and expects to have in the future, banking transactions and other transactions in the ordinary course of business with The Bank of Tokyo-Mitsubishi, Ltd. and with its affiliates and

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 20 -- TRANSACTIONS WITH AFFILIATES (CONTINUED) associates. During the years ended December 31, 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, such transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and credit examination, and trust services. In the opinion of management, such transactions were made at prevailing rates, terms and conditions and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, some compensation for services rendered to the Company is paid to the expatriate officers from The Bank of Tokyo-Mitsubishi, Ltd., and reimbursed by the Company to The Bank of Tokyo-Mitsubishi, Ltd. under a services agreement.

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                         --------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                       1996          1997          1998
-----------------------------------------------------------------------  ------------  ------------  -------------
ASSETS
  Cash and due from banks..............................................  $    103,742  $     66,872   $   129,513
  Investment in and advances to subsidiaries...........................     2,503,706     2,879,898     3,171,235
  Other assets.........................................................         9,161         7,971         4,619
                                                                         ------------  ------------  -------------
        Total assets...................................................  $  2,616,609  $  2,954,741   $ 3,305,367
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Commercial paper.....................................................  $    --       $    --        $    94,026
  Subordinated capital notes...........................................       100,000       250,000       200,000
  Other liabilities....................................................        21,676        25,442        26,391
                                                                         ------------  ------------  -------------
        Total liabilities..............................................       121,676       275,442       320,417
  Shareholders' equity.................................................     2,494,933     2,679,299     2,984,950
                                                                         ------------  ------------  -------------
        Total liabilities and shareholders' equity.....................  $  2,616,609  $  2,954,741   $ 3,305,367
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF INCOME

                                                          YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997                     1998
---------------------------------------------------  ----------  ----------  ----------     1997      ----------
                                                                                         -----------
                                                                                         (UNAUDITED)
INCOME:
  Dividends from bank subsidiary...................  $   25,062  $  270,662  $   85,660   $  61,153   $   73,592
  Dividends from nonbank subsidiaries..............         343         421      --          --           23,000
  Interest income on advances to subsidiaries and
    deposits in bank...............................      52,289      24,366      12,217       9,428        8,402
  Other income.....................................      --             959       1,040       1,040       --
                                                     ----------  ----------  ----------  -----------  ----------
        Total income...............................      77,694     296,408      98,917      71,621      104,994

EXPENSE:
  Interest expense.................................      54,133      22,220      11,174       7,279       11,306
  Other expense, net...............................        (212)      1,072       1,583       1,220        1,765
                                                     ----------  ----------  ----------  -----------  ----------
        Total expense..............................      53,921      23,292      12,757       8,499       13,071
                                                     ----------  ----------  ----------  -----------  ----------
Income before income taxes and equity in
  undistributed net income of subsidiaries.........      23,773     273,116      86,160      63,122       91,923
Income tax expense (benefit).......................        (694)        889         204         804       (1,634)
                                                     ----------  ----------  ----------  -----------  ----------
Income before equity in undistributed net income of
  subsidiaries.....................................      24,467     272,227      85,956      62,318       93,557
Equity in undistributed net income (loss) of
  subsidiaries:
  Bank subsidiary(1)...............................     285,053     (32,894)    314,739     250,050      273,844
  Nonbank subsidiaries(2)..........................       3,422      10,125      10,601       6,483      (15,036)
                                                     ----------  ----------  ----------  -----------  ----------
NET INCOME.........................................  $  312,942  $  249,458  $  411,296   $ 318,851   $  352,365
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------

------------

(1) In 1996 the amount represents dividends distributed by the Bank in excess of its 1996 net income.

(2) In the nine months ended September 30, 1998 the amount represents dividends distributed by nonbank subsidiaries in excess of their net income for the nine months ended September 30, 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                            ------------------------------------  ------------------------
(DOLLARS IN THOUSANDS)                                         1995         1996         1997                     1998
----------------------------------------------------------  -----------  -----------  ----------     1997      -----------
                                                                                                  -----------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $   312,942  $   249,458  $  411,296   $ 318,851   $   352,365
  Adjustments to reconcile net income to net cash provided
    by operating activities:
  Equity in undistributed (earnings) losses of
    subsidiaries..........................................     (288,475)      22,769    (325,340)   (256,533)     (258,808)
  Other, net..............................................        2,800       (3,772)      1,059       2,681        (1,427)
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash provided by operating activities.........       27,267      268,455      87,015      64,999        92,130

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to subsidiaries................................       33,590      (12,779)   (130,805)   (107,621)      (22,968)
  Repayment of advances to subsidiaries...................       70,000       70,000      76,104      75,002        16,604
  Sales and maturities of securities......................       11,650          322      --          --           --
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash provided (used) by investing
          activities......................................      115,240       57,543     (54,701)    (32,619)       (6,364)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in short term borrowings........          366     (632,296)     --          --            94,026
  Proceeds from reduction of investment in subsidiary
    equity................................................      --             3,966      --          --           --
  Maturity and redemption of subordinated capital notes
    and long term debt....................................      (70,000)     (70,000)    (50,000)    (50,000)      (50,000)
  Proceeds from issuance of subordinated capital notes....      --           --          200,000     200,000       --
  Payments of cash dividends..............................      (62,044)    (182,652)    (93,303)    (68,787)      (73,631)
  Redemption of preferred stock...........................      --           --         (135,000)   (135,000)      --
  Other, net..............................................        3,392       17,813       9,119       5,718         6,480
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash used by financing activities.............     (128,286)    (863,169)    (69,184)    (48,069)      (23,125)
                                                            -----------  -----------  ----------  -----------  -----------
  Net increase (decrease) in cash and due from banks......       14,221     (537,171)    (36,870)    (15,689)       62,641
  Cash and due from banks at beginning of year............      626,692      640,913     103,742     103,742        66,872
                                                            -----------  -----------  ----------  -----------  -----------
        Cash and due from banks at end of year............  $   640,913  $   103,742  $   66,872   $  88,053   $   129,513
                                                            -----------  -----------  ----------  -----------  -----------
                                                            -----------  -----------  ----------  -----------  -----------
CASH PAID (RECEIVED) DURING THE YEAR FOR:
  Interest................................................  $    52,847  $    25,785  $    9,814   $   5,986   $    11,947
  Income taxes............................................       (2,030)        (198)      1,148         652        (3,921)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Dividends declared but unpaid...........................  $    12,788  $    20,383  $   24,528   $  23,055   $    24,529

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    Certain amounts in the following unaudited quarterly financial information have been reclassified to conform with current presentation. In the opinion of management, all adjustments necessary to fairly present the results of operations have been made.

                                                                                 1996 QUARTERS ENDED
                                                                 ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                     MARCH 31     JUNE 30   SEPTEMBER 30   DECEMBER 31
---------------------------------------------------------------  -----------  ---------  -------------  ------------
Interest income................................................   $ 483,068   $ 473,601    $ 481,315     $  489,320
Interest expense...............................................     187,401     185,362      189,727        196,236
                                                                 -----------  ---------  -------------  ------------
Net interest income............................................     295,667     288,239      291,588        293,084
Provision for credit losses....................................      10,000      10,000       10,000         10,000
Noninterest income.............................................     102,874     105,550      107,280        102,972
Noninterest expense............................................     252,024     313,784      284,075        285,021
                                                                 -----------  ---------  -------------  ------------
Income before income taxes.....................................     136,517      70,005      104,793        101,035
Income tax expense.............................................      53,251      25,597       42,810         41,234
                                                                 -----------  ---------  -------------  ------------
Net income.....................................................   $  83,266   $  44,408    $  61,983     $   59,801
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income applicable to common stock..........................   $  80,440   $  41,582    $  59,156     $   56,975
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- basic...........................   $    0.46   $    0.24    $    0.34     $     0.33
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- diluted.........................   $    0.46   $    0.24    $    0.34     $     0.33
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Dividends per common share(1)(2)...............................   $    0.12   $    0.12    $    0.12     $     0.12
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------

                                                                                 1997 QUARTERS ENDED
                                                                 ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                     MARCH 31     JUNE 30   SEPTEMBER 30   DECEMBER 31
---------------------------------------------------------------  -----------  ---------  -------------  ------------
Interest income................................................   $ 485,031   $ 504,663    $ 520,237     $  523,530
Interest expense...............................................     191,000     197,647      207,983        205,149
                                                                 -----------  ---------  -------------  ------------
Net interest income............................................     294,031     307,016      312,254        318,381
Provision for credit losses....................................      --          --           --             --
Noninterest income.............................................     114,786     111,021      116,820        120,374
Noninterest expense............................................     253,138     255,753      253,317        282,457
                                                                 -----------  ---------  -------------  ------------
Income before income taxes.....................................     155,679     162,284      175,757        156,298
Income tax expense.............................................      63,177      65,739       45,953         63,853
                                                                 -----------  ---------  -------------  ------------
Net income.....................................................   $  92,502   $  96,545    $ 129,804     $   92,445
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income applicable to common stock..........................   $  89,676   $  93,718    $ 127,857     $   92,445
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- basic...........................   $    0.51   $    0.54    $    0.73     $     0.53
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- diluted.........................   $    0.51   $    0.54    $    0.73     $     0.53
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Dividends per common share(1)..................................   $    0.12   $    0.12    $    0.14     $     0.14
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                                                         1998 QUARTERS ENDED
                                                                                -------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                                    MARCH 31     JUNE 30   SEPTEMBER 30
------------------------------------------------------------------------------  -----------  ---------  -------------
Interest income...............................................................   $ 508,653   $ 511,996    $ 535,973
Interest expense..............................................................     191,203     186,440      199,340
                                                                                -----------  ---------  -------------
Net interest income...........................................................     317,450     325,556      336,633
Provision for credit losses...................................................      20,000      15,000       10,000
Noninterest income............................................................     128,030     147,994      123,925
Noninterest expense...........................................................     268,475     277,325      290,378
                                                                                -----------  ---------  -------------
Income before income taxes....................................................     157,005     181,225      160,180
Income tax expense............................................................      61,428      72,704       11,913
                                                                                -----------  ---------  -------------
Net income....................................................................   $  95,577   $ 108,521    $ 148,267
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income applicable to common stock.........................................   $  95,577   $ 108,521    $ 148,267
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income per common share -- basic..........................................   $    0.55   $    0.62    $    0.85
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income per common share -- diluted........................................   $    0.54   $    0.62    $    0.84
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Dividends per common share(1).................................................   $    0.14   $    0.14    $    0.14
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------

---------------

(1) Dividends per share for 1996, 1997, and 1998 are based on the Company's common stock outstanding as of the declaration date.

(2) Amounts prior to merger are based on Union Bank only and do not include the dividend of $145 million paid to The Mitsubishi Bank, Limited in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.

NOTE 23 -- SUBSEQUENT EVENT

    Under a shelf registration filed with the Securities and Exchange Commission
(SEC) on November 19, 1998, the Company may have available for issuance $750 million of senior or subordinated debt securities, common stock or preferred stock. The timing and sale of any debt or equity securities under this filing will depend on market conditions. It is anticipated that the Company will issue up to $500 million, in the first quarter of 1999, of trust preferred securities which will be utilized to repurchase the Company's common stock held by The Bank of Tokyo-Mitsubishi, Ltd. and others. The trust preferred securities are considered Tier 1 capital for regulatory reporting purposes. The Company will record the securities as debt instruments.

    Under a common stock offering filed with the SEC on November 19, 1998, The Bank of Tokyo-Mitsubishi, Ltd. may sell up to $750 million of the Company's common stock in the secondary market. The sale of these securities will reduce the percentage ownership that The Bank of Tokyo-Mitsubishi, Ltd. currently holds in the Company. The Bank of Tokyo-Mitsubishi, Ltd. will continue to hold a majority ownership position of the Company. The sale is expected to occur during the first quarter of 1999.

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of

  UnionBanCal Corporation:

We have audited the accompanying consolidated balance sheets of UnionBanCal Corporation and subsidiaries (the "Company") as of December 31, 1996 and 1997 and September 30, 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 and for the nine-month period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of BanCal Tri-State and Union Bank on April 1, 1996, which has been accounted for as a pooling of interests as described in
Note 1 to the consolidated financial statements. We did not audit the consolidated statements of income, changes in shareholders' equity, and cash flows of Union Bank and subsidiaries for the year ended December 31, 1995, which statements reflect total net interest income and net income of $832 million and $207 million, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Union Bank for 1995, is based solely upon the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UnionBanCal Corporation and subsidiaries as of December 31, 1996 and 1997 and September 30, 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 and for the nine-month period ended September 30, 1998, in conformity with generally accepted accounting principles.

                     [SIG]

Deloitte & Touche LLP
San Francisco, California
February 2, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Union Bank:

    We have audited the consolidated statement of income of Union Bank, a California state chartered bank and a 71% owned subsidiary of The Bank of Tokyo, Ltd., and subsidiaries (the "Bank") and the related consolidated statements of shareholders' equity and cash flows for the year ended December 31, 1995 (not presented herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the year ended December 31, 1995, of Union Bank and subsidiaries, in conformity with generally accepted accounting principles.

        [SIGNATURE]

San Francisco, California
January 24, 1996